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                                  LICENSE AGREEMENT

                                dated 8 October, 1998

                                between RENTECH, INC.

                             and TEXACO NATURAL GAS INC.

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                                  TABLE OF CONTENTS

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1.     Definition. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

2.     General Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
2.1    Grant of License. . . . . . . . . . . . . . . . . . . . . . . . . . . .5
2.2    Exclusivity of Licensed Field . . . . . . . . . . . . . . . . . . . . .5
2.3    Grantback License . . . . . . . . . . . . . . . . . . . . . . . . . . .5
2.4    Sublicenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
       (a) Joint Ventures with Third Parties . . . . . . . . . . . . . . . .  6
       (b) Any Person. . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
       (c) Conditions. . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
2.5    Reservation of Rights by Rentech. . . . . . . . . . . . . . . . . . .  6
2.6    Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
2.7    Independent Contractor Agreement. . . . . . . . . . . . . . . . . . .  7
2.8    Hiring Prohibition. . . . . . . . . . . . . . . . . . . . . . . . . .  7
2.9    Exhibits and Attachments. . . . . . . . . . . . . . . . . . . . . . .  7

3.     Initial Payment and License Payments. . . . . . . . . . . . . . . . .  8
3.1     Initial Payment. . . . . . . . . . . . . . . . . . . . . . . . . . .  8
3.2    License Payments. . . . . . . . . . . . . . . . . . . . . . . . . . .  8
       (a) Surrendering Exclusivity Before Deployment. . . . . . . . . . . .  8
       (b) Conversion of Exclusivity After Deployment. . . . . . . . . . . .  8
       (c) Recovery of License Payments. . . . . . . . . . . . . . . . . . .  9

4.     Royalties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
4.1    Rentech Royalties . . . . . . . . . . . . . . . . . . . . . . . . . .  9
       (a) Rentech Royalties . . . . . . . . . . . . . . . . . . . . . . . .  9
       (b) Natural Gas and Still Gas as Feedstock. . . . . . . . . . . . . . 10
       (c) Rentech Catalyst Markup . . . . . . . . . . . . . . . . . . . . . 11
       (d) Percentage of Income and Other Consideration. . . . . . . . . . . 12
4.2    Valuation and Collection of Royalties . . . . . . . . . . . . . . . . 14
       (a) Fair Market Value of Consideration. . . . . . . . . . . . . . . . 14
       (b) Collection of Royalties . . . . . . . . . . . . . . . . . . . . . 14
4.3    *              Rentech Royalties. . . . . . . . . . . . . . . . . . . 14
4.4    Reduced Royalties for Use of Technical Information. . . . . . . . . . 14

5.     Facility Access . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
5.1    Access to Licensee's Facility . . . . . . . . . . . . . . . . . . . . 15

6.     Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

* Omitted material filed separately.

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6.1    Manner of Payment . . . . . . . . . . . . . . . . . . . . . . . . . . 15
6.2    Non-Business Days . . . . . . . . . . . . . . . . . . . . . . . . . . 15
6.3    Receipt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
6.4    Payment Due Date. . . . . . . . . . . . . . . . . . . . . . . . . . . 16
6.5    Late Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
6.6    Taxes Withheld. . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
6.7    No Set-Offs or Counterclaims. . . . . . . . . . . . . . . . . . . . . 16

7.     Reports and Records . . . . . . . . . . . . . . . . . . . . . . . . . 17
7.1    Records and Books of Account. . . . . . . . . . . . . . . . . . . . . 17
7.2    Production Reports. . . . . . . . . . . . . . . . . . . . . . . . . . 17
       (a) Quantities. . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
       (b) Calculations. . . . . . . . . . . . . . . . . . . . . . . . . . . 17
       (c) Estimates . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
7.3    Need for Report . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
7.4    Right to Audit. . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

8.     Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
8.1    Obligation of Confidentiality . . . . . . . . . . . . . . . . . . . . 18
8.2    Exception to Confidentiality. . . . . . . . . . . . . . . . . . . . . 18
8.3    Published Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . 19
8.4    Legal Disclosures . . . . . . . . . . . . . . . . . . . . . . . . . . 19
8.5    Notice of Unauthorized Disclosures. . . . . . . . . . . . . . . . . . 19
8.6    Press Releases and Use of Names and Terms . . . . . . . . . . . . . . 19

9.     Disclaimer of Warranties, Damages and Liability of Parties. . . . . . 19
9.1    Disclaimer. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
9.2    Assumption of Risk. . . . . . . . . . . . . . . . . . . . . . . . . . 20
9.3    Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
9.4    Defense of Patent Infringement by Rentech . . . . . . . . . . . . . . 20
9.5    Notice of Claims to Rentech . . . . . . . . . . . . . . . . . . . . . 21
9.6    Advisory Counsel. . . . . . . . . . . . . . . . . . . . . . . . . . . 21
9.7    Indirect Damage Disclaimer. . . . . . . . . . . . . . . . . . . . . . 21
9.8    Notification of Suit. . . . . . . . . . . . . . . . . . . . . . . . . 21
9.9    Liability Limit . . . . . . . . . . . . . . . . . . . . . . . . . . . 22

10.    Title to Patents, Copyright, and Information. . . . . . . . . . . . . 22
10. 1  Rentech Ownership . . . . . . . . . . . . . . . . . . . . . . . . . . 22
10.2   Texaco Ownership. . . . . . . . . . . . . . . . . . . . . . . . . . . 22

11.    Representations, Warranties and Covenants . . . . . . . . . . . . . . 22
11.1   Representations, Warranties and Covenants to Texaco . . . . . . . . . 22
       (a) Right, Power and Authority. . . . . . . . . . . . . . . . . . . . 22
       (b) Binding Obligation. . . . . . . . . . . . . . . . . . . . . . . . 22
       (c) Corporate Good Standing . . . . . . . . . . . . . . . . . . . . . 22

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       (d) No Government Approval Needed . . . . . . . . . . . . . . . . . . 22
       (e) No Provisions Contravened . . . . . . . . . . . . . . . . . . . . 23
       (f) No Consent of Third Parties Needed. . . . . . . . . . . . . . . . 23
       (g) No Proceedings Pending. . . . . . . . . . . . . . . . . . . . . . 23
       (h) Not Contravene Any Law. . . . . . . . . . . . . . . . . . . . . . 23

11.2   Representations, Warranties and Covenants of Rentech. . . . . . . . . 23
       (a) Right, Power and Authority. . . . . . . . . . . . . . . . . . . . 23
       (b) Binding Obligation. . . . . . . . . . . . . . . . . . . . . . . . 23
       (c) Corporate Good Standing . . . . . . . . . . . . . . . . . . . . . 23
       (d) No Government Approval Needed . . . . . . . . . . . . . . . . . . 24
       (e) No Provisions Contravened . . . . . . . . . . . . . . . . . . . . 24
       (f) No Consent of Third Parties Needed. . . . . . . . . . . . . . . . 24
       (g) No Proceedings Pending. . . . . . . . . . . . . . . . . . . . . . 24
       (h) Not Contravene Any Law. . . . . . . . . . . . . . . . . . . . . . 24
       (i) No Patent Invalidity. . . . . . . . . . . . . . . . . . . . . . . 24
       (j) Rentech Owner of Licensed Technology. . . . . . . . . . . . . . . 24
       (k) No Current Restrictions on Providing Information to Texaco. . . . 24
       (l) Licensing All Rights. . . . . . . . . . . . . . . . . . . . . . . 25

12.    Term and Termination. . . . . . . . . . . . . . . . . . . . . . . . . 25
12.1   Term. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
12.2   Termination for Breach. . . . . . . . . . . . . . . . . . . . . . . . 25
12.3   License Abatement, Termination and Damage Recovery for Infringement . 25
       (a) License Termination by Texaco Based on Infringement . . . . . . . 25
       (b) License Abatement Based Upon Infringement . . . . . . . . . . . . 25
       (c) Recovery of Indemnification from Rentech Royalties. . . . . . . . 26
12.4   Survival of Obligations . . . . . . . . . . . . . . . . . . . . . . . 26
12.5   No Damage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26

13.    Licensing Existing, Gasification Plants and Still Gas Plants. . . . . 26

14.    Appraisal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26

15.    Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
15.1   Assignment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
15.2   Arbitration and Injunctive Relief . . . . . . . . . . . . . . . . . . 27
       (a) Procedure for Arbitration; Judgment . . . . . . . . . . . . . . . 27
       (b) Judicial Action for Specific Performance or Injunction. . . . . . 28
15.3   Governing Law; Jurisdiction; Venue. . . . . . . . . . . . . . . . . . 28
15.4   No Other Relationship . . . . . . . . . . . . . . . . . . . . . . . . 29
15.5   Conversion to Dollars . . . . . . . . . . . . . . . . . . . . . . . . 29
15.6   Dollar Transaction. . . . . . . . . . . . . . . . . . . . . . . . . . 29
15.7   Fees Payable. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29


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15.8   Force Majeure . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
       (a) No Liability for Certain Delays or Defaults . . . . . . . . . . . 29
       (b) Cause Beyond the Reasonable Control . . . . . . . . . . . . . . . 30
15.9   Rights, Powers, Remedies Cumulative; Waiver; Time . . . . . . . . . . 30
15.10  Table of Contents and Headings. . . . . . . . . . . . . . . . . . . . 30
15.11  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
15.12  Integration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
15.1   Construction. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
15.14  Invalidity of Provision . . . . . . . . . . . . . . . . . . . . . . . 31
15.15  Further Assurances. . . . . . . . . . . . . . . . . . . . . . . . . . 31
15.16  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31

EXHIBIT A      Secrecy Agreement . . . . . . . . . . . . . . . . . . . . . . 33
EXHIBIT B      Affiliate's Acceptance. . . . . . . . . . . . . . . . . . . . 36
EXHIBIT C      Independent Contractor Agreement. . . . . . . . . . . . . . . 38

               * . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
               Attachment 2 - Equal Employment Opportunity . . . . . . . . . 46

EXHIBIT D      Agreement for Secrecy and Assignment of Invention
               * . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49

*Omitted material filed separately.

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                                  LICENSE AGREEMENT

     THIS AGREEMENT is made and entered into as of ___________________, 1998 by and between RENTECH, INC., a Colorado corporation having an address of 1331 17th St., Suite 720, Denver, CO 80202 ("Rentech") and TEXACO NATURAL GAS INC., a Delaware corporation having an office at 1111 Bagby Street, Houston, TX 77002 ("Texaco").

     WHEREAS, Rentech has developed a synthesis gas to liquids process incorporating Fischer-Tropsch technology with a slurry reaction bed and an iron based catalyst and has filed patent applications on said process, some of which have issued;

     WHEREAS, Texaco and its Affiliates have substantial expertise in petroleum chemistry and processes associated therewith, and in particular, have developed and are developing substantial expertise in synthesis gas and Fischer-Tropsch technologies;

     WHEREAS, Rentech wishes to license its Fischer-Tropsch technology to Texaco, who will (1) engage Affiliates of Texaco to further develop and improve the technology, and (2) market and sublicense the technology in the Licensed Field (subsequently defined in this Agreement) should it prove to be commercially successful;

     WHEREAS, Rentech and Texaco therefore wish to define the rights and obligations of the parties under this License Agreement; and

     THEREFORE, for and in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1.   Definitions

     1.1 "AFFILIATE " of a party shall mean any company (including a corporation, partnership, joint venture, or other entity) in which the party or its parent company shall at the time in question directly or indirectly own a fifty percent (50%) or more interest in such company. It is understood that (i) a party or its parent company directly owns a fifty percent (50%) or more interest in a particular company if that party or its parent company holds shares carrying fifty percent (50%) or more of the votes exercisable to vote for directors of the said particular company, and (ii) a party or its parent company indirectly owns a fifty percent (50%) or more interest in a particular company if a series of companies can be specified beginning with a parent company and ending with a particular company so related such that each company of the series, except the particular company, directly owns a fifty percent (50%) or more interest in a

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later company in the series; PROVIDED, HOWEVER, no company shall be deemed an
Affiliate of Texaco unless Texaco or its parent company directly owns at least twenty-five percent (25%) of the equity ownership of the company.

     1.2 "BENHAM IMPROVEMENTS" shall mean those inventions and improvements developed solely or jointly by Charles B. Benham in which title is assigned to Texaco under the Independent Contractor Agreement between the parties and related exhibits executed concurrently herewith.

     1.3 "CATALYST IMPROVEMENT AREAS" shall mean the specific areas of iron catalyst formulation, iron catalyst manufacturing and iron catalyst separation, but excluding any and all rights relating to reactor design.

     1.4   "CONFIDENTIAL INFORMATION" shall have the meaning set forth in
Section 8. 1.

     1.5 "DEPLOYMENT" shall mean that time after Texaco has initiated the payment of Rentech Royalties for one or more plants licensed under this Agreement in the Licensed Field that are designed to produce at least five hundred (500) barrels of F-T Products (measured at the U.S. standard of forty-two (42) gallons per barrel) per day, each gallon consisting of two hundred thirty-one (231) cubic inches, measured at sixty degrees Fahrenheit (60DEG. F) and one (1) atmosphere pressure.

     1.6 "EFFECTIVE DATE" shall mean the date of execution of this Agreement if signed by both parties on the same date or the later of the dates of execution if signed by the parties on different dates. The Effective Date of Exhibits C and D will be different (See Section 2.7).

     1.7 "F-T PRODUCTS" shall mean hydrocarbon products which have five (5) or more carbon atoms produced by the use of Rentech Technology through a Fischer-Tropsch reaction.

     1.8 "IMPROVEMENT PATENT AND COPYRIGHT RIGHTS" shall mean all United States and foreign patent and copyright rights specifically developed by Texaco or its Affiliates to improve the Rentech Technology in the Catalyst Improvement Areas; and further including patent and copyright improvements to Rentech Technology in the Catalyst Improvement Areas by sublicensees of Texaco which Texaco has the right to sublicense to Rentech and its licensees without the obligation to account to third parties therefor.

     1.9 "IMPROVEMENT TECHNICAL INFORMATION" shall mean any technical information, data, know-how and unpatented inventions specifically developed by Texaco or its Affiliates to improve the Rentech Technology in the Catalyst Improvement Areas; and further including any

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improvements to Rentech Technology in the Catalyst Improvement Areas by
sublicensees of Texaco which Texaco has the right to sublicense to Rentech and its licensees without the obligation to account to third parties therefor.

     1.10  "LICENSE PAYMENTS" shall have the meaning set forth in Section 3.2.

     1.11 "LICENSED FIELD" shall mean a Fischer-Tropsch process where (i) the source of synthesis gas is the product of a gasification process or the combination of a gasification process and one or more synthesis gas production methods such as, but not limited to, steam methane reforming or autothermal reforming and (ii) the feed for the gasification process is not one hundred percent (100%) by weight Natural Gas.

     1.12 "LICENSED PLANT" shall mean a facility incorporating a Fischer-Tropsch reactor utilizing Rentech Technology, including Rentech Patent and Copyright Rights and Rentech Technical Information, which is licensed under this Agreement.

     1.13 "MARKET RATE" shall mean the license fees and royalties, or other consideration in lieu thereof, that can be reasonably obtained under the market conditions prevailing at the time for a Fischer-Tropsch plant of comparable size under similar terms and conditions, taking into account comparable recent transactions and license fees for the synthesis gas license using similar feedstocks, if applicable. If there is a disagreement as to the Market Rate in effect from time to time, the Market Rate shall be determined by an appraiser selected as provided for in this Agreement.

     1.14 "NATURAL GAS" shall mean a mixture of hydrocarbon compounds, primarily methane, which may contain small quantities of various non-hydrocarbons, all existing either in gaseous phase or in solution with crude oil in natural underground reservoirs at reservoir conditions.

     1.15 "PERSON" shall mean any individual, corporation, partnership, joint venture, association joint stock company, limited liability company, trust estate, unincorporated organization or governmental body, excluding a Third Party.

     1.16 "RENTECH CATALYST" shall mean an iron-based catalyst licensed by Rentech or an improvement catalyst derived from such by Texaco.

     1.17 "RENTECH CATALYST MARKUP" shall have the meaning set forth in
Section 4.1 (c).

     1.18 "RENTECH PATENT AND COPYRIGHT RIGHTS" shall mean all United States and foreign rights related to Rentech Technology existing, at the Effective Date, including but not limited to,

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rights accruing to Rentech and its Affiliates from filings of U.S. Patent
Nos. 5,324,335, issued June 28, 1994; 5,504,118, issued March 19, 1996;
5,645,613, issued April 2, 1996; 5,621,155 issued April 9, 1996; 5,500,449 issued August 6, 1996; 5,506,272 issued April 15, 1997; 5,543,437 issued
April 15, 1997; 5,620,670 issued July 8, 1997; and 5,763,716 issued June 9,
1998; any subsequent continuations, continuations-in-part and divisionals which claim priority to the above-identified patents and patent applications; any foreign filed patent equivalents of the above; and any copyright rights (including but not limited to derivative rights) which Rentech may have in the Rentech Technology; and further including patent and copyright improvements to Rentech Technology in the Catalyst Improvement Areas by Rentech or Rentech's licensees other than Texaco and its Affiliates, which Rentech has the right to sublicense to Texaco, its Affiliates and their licensees without the obligation to account to third parties therefor.

     1.19 "RENTECH ROYALTY(IES)" shall have the meaning set forth in Sections 4.1 and 4.2.

     1.20 "RENTECH TECHNICAL INFORMATION " SHALL mean any Confidential Information, including technical information, data, know-how and unpatented inventions, of Rentech and its Affiliates related to the Rentech Technology existing at the Effective Date and further including improvements to Rentech Technology in the Catalyst Improvement Areas by Rentech or Rentech's licensees other than Texaco and its Affiliates, which Rentech has the right to sublicense to Texaco, its Affiliates and their sublicensees without the obligation to account to third parties therefor.

     1.21 "RENTECH TECHNOLOGY" shall mean the synthesis gas to liquids process of Rentech incorporating Fischer-Tropsch technology with a slurry reaction bed and an iron based catalyst.

     1.22 "REPORTING PERIOD" shall mean a calendar quarter until the sum of Rentech Royalties and Rentech Catalyst Markup exceed Ten Thousand Dollars ($10,000) a month, whereupon the Reporting Period shall become a calendar month.

     1.23 "STILL GAS" shall mean any mixture of gas produced in refineries by distillation, cracking, reforming, and other processes. The principal constituents may be methane, ethane, ethylene, normal butane, butylene, propane, and propylene.

     1.24 "TECHNICAL INFORMATION" shall mean either Rentech Technical Information or Improvement Technical Information, or both, as the case may be.

     1.25 "TEXACO GASIFICATION PROCESS" shall mean the process licensed by a Texaco Affiliate and improvements therein producing carbon monoxide and hydrogen by partial oxidation of carbonaceous substances.

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     1.26  "THIRD PARTY" shall mean an independent third party in a joint venture with Texaco or an Affiliate, wherein the equity interest of Texaco and its Affiliates is at least ten percent (10%).

2.   General Terms

     2.1 GRANT OF LICENSE. Rentech grants to Texaco, its Affiliates, and joint ventures with Third Parties subject to the terms and conditions of this Agreement, an irrevocable, nonexclusive, worldwide license to make, have made, practice and use (including the right to sell or lease parts, equipment, and Rentech Catalyst to Affiliates and sublicensees, and the right to sell or lease produced hydrocarbon products to any person or third party , and the right to sublicense one or more manufacturers to furnish Rentech Catalyst to Licensed Plants) the Rentech Technology, including Rentech Patent and Copyright Rights and Rentech Technical Information, in their business, including joint ventures with Third Parties, anywhere in the world, except in the country of India, for which an exclusive license has been granted; PROVIDED, HOWEVER, notwithstanding the grant of license made in this section, no grant of license to any Affiliate of Texaco or joint venture with Third Parties shall be effective unless Texaco has first provided to Rentech the Affiliate's (or said joint venture's) written and signed undertaking (in the form set forth in Exhibit B to this Agreement) by which the Affiliate agrees that the Affiliate is subject to and accepts many of the same conditions and obligations to which Texaco is subjected to under this Agreement, but with no right to extend the license to any other Affiliates or Persons as if the Affiliates had signed and entered into this Agreement as modified by Exhibit B directly with Rentech as of the date of the Affiliate's written and signed undertaking. If it desires, Texaco may condition an Affiliate's rights under this Section 2.1 grant to an Affiliate signing a license agreement with Texaco (instead of Exhibit B), said license agreement containing terms at least as restrictive as Exhibit B and Section 2.4(c). If the excepted exclusive license rights for the country of India are terminated or expire, then the country of India shall be included within the scope of this Section
2.1 grant to Texaco and its Affiliates.

     2.2 EXCLUSIVITY OF LICENSED FIELD. Subject to Section 13, the grant to Texaco and its Affiliates under Sections 2.1 and 2.4(a) shall be exclusive within the Licensed Field.

     2.3 GRANTBACK LICENSE. Subject to Section 2.2, Texaco agrees to disclose to and grants to Rentech a nonexclusive, royalty-free, irrevocable, worldwide license, including the right to grant sublicenses to make, have made, practice and use Improvement Patent and Copyright Rights and Improvement Technical Information. Notwithstanding any other language in this Agreement, Improvement Patent and Copyright Rights and Improvement Technical Information originating from sublicensees of Texaco or its Affiliates may not be sublicensed by Rentech unless such sublicensees of Rentech agree to the royalty-free licensing of such

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sublicensees' improvements in the Catalyst Improvement Areas to Texaco, its
Affiliates and their sublicensees.

     2.4   SUBLICENSES.
           (a) JOINT VENTURE WITH THIRD PARTIES. Rentech grants to Texaco the irrevocable, nonexclusive right to grant sublicenses to joint ventures with Third Parties (and Third Parties for practice only in such joint ventures) only within the Licensed Field of any and all rights granted under this Agreement on terms consistent with this Agreement, specifically excluding Sections 4.2, 11.1, 13, 14 and 15.2;

           (b) ANY PERSON. Rentech grants to Texaco the exclusive right to grant sublicenses to any person only within the Licensed Field of any and all rights granted under this Agreement on terms consistent with this Agreement, specifically excluding Sections 4.2, 11.1, 13, 14 and 15.2;

           (c)   CONDITIONS.  As express conditions of any sublicense under
(a) or (b) above, the sublicensee shall be required to agree in writing that the sublicense is subject to commercially reasonable reporting of license fees, royalties and other consideration due in lieu thereof, record keeping and inspection provisions for the benefit of Texaco, and confidentiality obligations substantially similar to the terms of the Confidentiality Agreement attached as Exhibit A to this Agreement and incorporated herein. Each sublicense shall also expressly state that the covenants of the sublicensee run for the benefit of Texaco and Rentech, and Rentech is an express and intended third-party beneficiary of the covenants of the sublicensee. Texaco acknowledges and agrees that the grant of one or more sublicenses and the use of any rights granted under this Agreement by any sublicensee shall not relieve Texaco of any of its obligations, duties or limitations under this Agreement. Notwithstanding any other language in this Agreement, Texaco may not sublicense to any Person unless that sublicensee agrees to the royalty-free grantback licensing of such sublicensee's improvements in Catalyst Improvement Areas to Rentech and its licensees through Texaco.

     2.5 RESERVATION OF RIGHTS BY RENTECH. Rentech reserves to itself and its successors and assigns, subject only to the license grants described in Sections 2.1, 2.2, 2.3 and 2.4, all rights of ownership and use of the Rentech Technology, including but not limited to: (i) the right, by itself or with others, to develop, design, construct, operate and sell gas conversion plants using Rentech Technology except in the Licensed Field for the production of F-T Products anywhere in the world; (ii) the right to license, sublicense, lease, use, produce, patent, protect and sell all or any parts of the Rentech Technology, except in the Licensed Field, to anyone anywhere in the world; (iii) the right to sell F-T Products produced by Rentech Technology, in any fields of use other than the Licensed Field, anywhere in the world; (iv) the right to use and license, except in the Licensed Field, all trade names and trademarks used by Rentech in connection with the

Rentech Technology, including products covered or produced by use of the technology; (v) all rights for use of the Rentech Technology in the country of India; and (vi) all rights to the Rentech Technology and other rights of Rentech not specifically granted to Texaco in this Agreement.

     2.6   PLANS.  Rentech will prepare and deliver to Texaco, within sixty
(60) days of the Effective Date, a set of plans, drawings and technical information relating to Rentech's bubble column reactor and associated separation equipment (gas-liquid-solid) in existence at the Effective Date useful in the construction of a bubble column reactor system.

     2.7 INDEPENDENT CONTRACTOR AGREEMENT. Concurrently with this Agreement, Texaco and Rentech are executing an Independent Contractor Agreement (Exhibit C) whereby Rentech is serving as a contractor to Texaco *



     2.8 HIRING PROHIBITION. Neither party will solicit for employment or hire as an employee or contractor any employee of the other party and its Affiliates working in a technical or management position for Fischer-Tropsch or synthesis gas supply, including Texaco Gasification Process during the term of this Agreement, without the written consent of the other party, unless such other party is under legal protection for relief of debts, including but not limited to Chapters 7 and 11 of the Federal bankruptcy laws, or has made an assignment for the general benefit of creditors.

     2.9 EXHIBITS AND ATTACHMENTS. The following Exhibits and Attachments are incorporated into and made subject to the terms of this Agreement:

     Exhibit A         Secrecy Agreement
     Exhibit B         Affiliate's Acceptance
     Exhibit C         Independent Contractor Agreement
           Attachment 1      *
           Attachment 2      Equal Employment Opportunity
     Exhibit D         Agreement for Secrecy and Assignment of Inventions *


* Omitted material filed separately.

3.   Initial Payment and License Payments

     3.1 INITIAL PAYMENT. Concurrently with execution of this Agreement, Texaco shall pay One Hundred Thousand Dollars ($100,000) to Rentech as consideration for this Agreement, including Rentech's reactor plans, the exclusivity of Section 2.2, and the grant clauses of Section 2. In no event shall this payment or any portion of it be refunded to Texaco.

     3.2 LICENSE PAYMENTS BEFORE DEPLOYMENT. Starting on the first day of the first full calendar month following Effective Date, and continuing on the first day of each succeeding month thereafter until Deployment, Texaco shall pay the sum of Twenty Thousand Dollars ($20,000) a month to Rentech ("License Payments"). The License Payments shall be a credit against any license fees, royalties or other consideration in lieu thereof received by Rentech from Texaco. Rentech shall not have any obligation to credit License Payments except as an offset against Rentech Royalties. Payment of the License Payments shall cease upon the earlier to occur of the following events: (i) upon Deployment, (ii) termination by Texaco due to a material breach by Rentech or an adverse judgment as specified in Section 12.3(a), or (iii) the month after Texaco has given written notice thirty (30) days in advanced to Rentech, by registered or certified mail, that Texaco has elected to surrender its exclusive license as provided in Section 3.2(a).

     (a) SURRENDERING EXCLUSIVITY BEFORE DEPLOYMENT. In its sole discretion, Texaco may surrender its exclusive license in the Licensed Field under Section 2.2 and its sublicensing right under Section 2.4(b) in the Licensed Field, while retaining its license and sublicense grants under Sections 2.1 and 2.4(a) by giving Rentech written notice, said surrender effective not earlier than thirty (30) days after Rentech has received the notice. If Rentech has not received Two Hundred Forty Thousand Dollars ($240,000) in License Payments on the effective date of the surrender, Texaco will pay the difference to Rentech on the effective date of the surrender. If Texaco surrenders its exclusive license before Deployment has occurred, Rentech's obligations for repayment of the License Payments shall be deemed waived and released by Texaco.

     (b) SURRENDERING OF EXCLUSIVITY AFTER DEPLOYMENT. For a period of * if total Rentech Royalties and Rentech Catalyst Markup received from plants in the Licensed Field do not equal at least a minimum of Two Hundred Forty Thousand Dollars ($240,000) per year then Rentech may terminate the exclusive license in the Licensed Field of Section 2.2 by giving Texaco written notice. The surrender of Section 2.2 rights shall be effective not earlier than thirty (30) days after Texaco has received the notice. Texaco and its Affiliates will continue to have their license and sublicense rights under Sections 2.1 and 2.4(a) but no rights to grant sublicenses under
Section 2.4(b). Texaco may, in its sole discretion, pay Rentech Royalties from its own internal funds to satisfy the minimum requirement of this

*Omitted material filed separately.

Section 3.2(b) to prevent surrender of the exclusive grant under Section 2.2 and sublicense grant under Section 2.4(b) ("Makeup Funds") for a period of five (5) years after Deployment. For the time period of * years after Deployment, Texaco may, in its sole discretion, use its own internal funds to pay up to fifty percent (50%) of the minimum requirement of this Section 3.2(b). The Makeup Funds shall not be recoverable from Rentech in any event. Notwithstanding the provisions of Section 4.1 or any other provision of this Agreement, after the effective date of surrender of exclusivity, for any future plants in the Licensed Field Rentech shall be paid Rentech Royalties and Rentech Catalyst Markup at the percentage rate then in effect at time of surrender of exclusivity after Deployment established in accordance with the table titled Rentech Royalties and Rentech Catalyst Markup in Section 4.1(d) for those equity portions of any future Licensed Plant owned by Texaco or its Affiliates, and at the rate of one hundred percent (100%) for those equity portions of any future Licensed Plant owned by Third Parties. For purposes of satisfying the minimum payment in multiple years of this Section 3.2(b) only, Texaco, in its sole discretion, may allocate royalties and other consideration received as a paid-up license to multiple years as if the royalties and other consideration had been received over multiple years as a running royalty. Regardless of the foregoing, Texaco will still pay the proper Rentech Royalties and Rentech Catalyst Markup at the contractually obligated time.

     (c) RECOVERY OF LICENSE PAYMENTS. Once Deployment occurs, Texaco may recover the License Payments paid to Rentech by offsets against fifty percent (50%) of Rentech Royalties and Rentech Catalyst Markup originating in relation to Licensed Plants that are licensed after Deployment occurs, and by an offset against fifty percent (50%) of Rentech Royalties and Rentech Catalyst Markup originating in relation to the five hundred (500) barrels per day of liquid hydrocarbons required for Deployment, until all License Payments have been returned to Texaco. If the license is terminated, as provided in Section 3.2(b) after Deployment has occurred, Texaco may recover the License Payments paid to Rentech by offsets only against Rentech Royalties originating in relation to Licensed Plants operating at the time of termination.

4.   Royalties.

     4.1   RENTECH ROYALTIES AND RENTECH CATALYST MARKUP.

           (a) RENTECH ROYALTIES. As partial consideration for the license granted to Texaco in this Agreement, Texaco shall pay to Rentech throughout the term of this Agreement, and thereafter so long as F-T Products are produced by use of Rentech Technical Information or practice under Rentech Patent and Copyright Rights at a Licensed Plant, by Texaco, its Affiliates and their sublicensees, the following percentage of all license fees, royalties and other consideration in lieu thereof, actually received by Texaco, for such production or practice, excluding any consideration for production, sales and use of Rentech Catalyst, the consideration for which is calculated separately, at the percentages set forth below in the table in Section

*Omitted material filed separately.

4.1(d) titled "Rentech Royalties and Rentech Catalyst Markup." Except as provided in Section 3.2(b), the percentage of Rentech Royalties applicable to a specific Licensed Plant shall be determined according to the applicable period of time described in the Section 4.1(d) table when a sublicense is granted for a specific plant site or for a Licensed Plant where a sublicense is not executed, the authorization by Texaco or its Affiliates with an Approval for Expenditure (AFE) or equivalent thereof. When the percentage of Rentech Royalties is established for a particular Licensed Plant, the same percentage shall continue to apply without change, except that after Rentech
Royalties have been paid for a Licensed Plant for *                 years,
there will be no further Rentech Royalties due for that Licensed Plant for the production capacity for which Rentech Royalties have been paid unless Texaco or its Affiliate is receiving license fees, royalties or other consideration in lieu thereof, in which event the payment of Rentech Royalties shall continue. Reasonable amounts received for a Process Design Package ("PDP") or an Engineering Services Agreement shall not be included in "license fees, royalties and other consideration in lieu thereof."

           (b) NATURAL GAS AND STILL GAS AS FEEDSTOCK. Notwithstanding the rates of Rentech Royalties previously described in Section 4.1(a) as to Third Parties and Persons, in the event that the energy content of Natural Gas or Still Gas or any combination thereof (based on the project design or any design modification increasing original design capacity by ten percent (10%) or more) fed to either the gasification process, steam methane reforming system, autothermal reforming system or any other synthesis gas generation process of a Licensed Plant *



     *


*


*Omitted material filed separately.

*


     *

*

           (c) RENTECH CATALYST MARKUP. As partial consideration for the license granted to Texaco in this Agreement, and regardless of whether Texaco or one or more of its Affiliates manufactures Rentech Catalyst or the catalyst is manufactured by a catalyst sublicensee of Texaco or one or more of its Affiliates, and supplied by Texaco or one or more of its Affiliates to a Licensed Plant, Texaco shall pay to Rentech throughout the term of this Agreement, and thereafter so long as F-T Products are produced using Rentech Catalyst at a Licensed Plant including sales and use by Texaco, its Affiliates and their sublicensees, the percentages ("Rentech Catalyst Markup") determined according to the table titled Rentech Royalties and Rentech Catalyst Markup in Section 4.1(d), of those sums or consideration in lieu thereof actually received by Texaco from Affiliates, sublicensees and
manufacturers of Rentech Catalyst *                              of the cost
to produce or have produced the Rentech Catalyst for use in a Licensed Plant if Texaco or an Affiliate is the Rentech Catalyst manufacturer. For example, if the manufacturing cost is One Dollar ($1.00), the Rentech Catalyst Markup would be calculated on any amount received by Texaco *
                  . If any other person or third party is the Rentech Catalyst manufacturer, then the Rentech Catalyst Markup will be the Section 4.1(d) table percentages of those sums or consideration in lieu thereof
actually received by Texaco *                    of the amount charged by the
manufacturer for the Rentech Catalyst. Regardless of the amount of money Texaco receives from an Affiliate relating to Rentech Catalyst, in the event Texaco


*Omitted material filed separately.

receives from an Affiliate less than the average sum bargained to be received from non-Affiliate sublicensees in a bona fide arm's-length transaction during the preceding six (6) months, Texaco will be assumed to have received such an average sum. Upon ten (10) days advance written request by Rentech, Texaco and its Affiliates will, at least once each calendar year, provide Rentech or its accountants reasonable access to the relevant books of Texaco or its Affiliates to verify the cost of Rentech Catalyst, any markup, and any sums received by Texaco and its Affiliates in connection with Rentech Catalyst.

           (d) PERCENTAGE OF INCOME AND OTHER CONSIDERATION. The following percentages shall apply to the calculation of Rentech Royalties and Rentech Catalyst Markup.

*The following page 13 and the table appearing on that page is entirely omitted.

     4.2   VALUATION AND COLLECTION OF ROYALTIES.


           (a) FAIR MARKET VALUE OF CONSIDERATION. The Rentech Royalties payable by Texaco and its Affiliates for all purposes of Section 4.1, shall be calculated upon the Market Rate. If Texaco receives consideration in some form other than money from any person or third party, then the consideration for the licensing transaction shall be automatically valued at the Market Rate for determination of the Rentech Royalties due. At least twice a year, Rentech shall have the right to access as may be necessary the applicable books and records of Texaco or its Affiliates, which Texaco shall provide upon reasonable written notice given by Rentech at least ten (10) days in advance. If the parties do not reach mutual agreement on the Market Rate within sixty (60) days of either party's request to the other to determine the value, the fair market value shall be determined by appraisal as provided for in this Agreement.

           (b) COLLECTION OF ROYALTIES. Texaco will use commercially reasonable efforts to collect and receive the full amount of Rentech Royalties and Rentech Catalyst Markup due from its sublicensees and its Affiliates under this Agreement.

     4.3   *                  RENTECH ROYALTIES. Notwithstanding any
provisions of this Agreement to the contrary, the Rentech Royalties and Rentech Catalyst Markup payable for up to the first 750 barrels per day of
production capacity licensed under this Agreement are *          by Rentech,
but such *     shall not apply to all or any part of the five hundred (500)
barrels per day of liquid hydrocarbons required for Deployment. It is solely within Texaco's discretion to elect to achieve Deployment at any time by initiating the payment of Rentech Royalties pursuant to Section 1.6. If Texaco or its Affiliates elect to achieve Deployment before any other
production capacity is constructed, the *        shall no longer apply.
Texaco or its applicable Affiliate shall permit Rentech to reasonably inspect, at mutually convenient times, and receive data from the Fischer-Tropsch portion of Licensed Plants in the Catalyst Improvement Areas and analyses of F-T Products. Rentech understands that inspection of and Texaco disclosure of subject matter outside the Catalyst Improvement Areas is solely within the discretion of Texaco. Rentech Royalties and Rentech Catalyst Markup, as provided in Section 4.1 and 4.2, shall be paid for all production capacity in excess of those that may be waived under this Agreement.

     4.4 REDUCED ROYALTIES FOR USE OF TECHNICAL INFORMATION. Notwithstanding the foregoing provisions of this Section 4, if a Licensed Plant of Texaco, an Affiliate, or any sublicensee is no longer practicing under any valid, non-lapsed or non-expired patents under Rentech Patent and Copyright Rights, but uses Rentech Technical Information for its operation, Texaco shall continue to pay Rentech Royalties and Rentech Catalyst Markup (if Rentech Catalyst is used in such Licensed Plant), except that the Section 4.1(d) percentage for Rentech Royalties and Rentech Catalyst Markup shall be
reduced to *            of the percentage in effect immediately preceding the
date of last expiration, lapsing or declaration of

*Omitted material filed separately.

invalidity. Texaco acknowledges and agrees that the Rentech Technical
Information contains at least *                         of the value inherent
in the Rentech Technology, and that the Rentech Patent and Copyright Rights constitute only a minor part of the value of the Rentech Technology. Texaco therefore acknowledges and agrees that the reduced rate of * of Rentech Royalties and Rentech Catalyst Markup is fair consideration for its continued use of the Rentech Technical Information after expiration of the term.

5.   Facility Access

     5.1 ACCESS TO LICENSEE'S FACILITY. Up to once a year upon reasonable notice, Texaco and its Affiliates will permit Rentech (through the services of an independent auditor) to have access during business hours to any plant utilizing Rentech Technology under the control of Texaco or an Affiliate and to business records of Texaco and the Affiliate for the limited purpose of verifying compliance by Texaco and its Affiliates with its obligations under this Agreement. Upon at least ten (10) days written notice, Rentech may show a mutually agreed upon facility utilizing Rentech Technology under the control of Texaco or an Affiliate during normal business hours, whether under construction or in operation, to Rentech's prospective licensees, financiers, joint ventures, purchasers, construction contractors, consultants or others whose tour of such a facility might enhance the rights reserved by Rentech to the Rentech Technology. Rentech recognizes that certain portions of a Texaco or Affiliate facility that embody and would disclose information to which Rentech and its other licensees are not entitled may be declared off-limits to a showing by Rentech, such as reactor design, if applicable, and Texaco Gasification Process. All persons attending such a tour and inspection must first have executed and delivered to Texaco (i) confidentiality agreements with substantially the same provisions as Exhibit A. and (ii) since hydrocarbon plants are inherently dangerous, a reasonable disclaimer of Texaco and Affiliate liability and an assumption of risk by any such person touring a Texaco or Affiliate facility.

6.   Payments

     6.1 MANNER OF PAYMENT. All payments made under this Agreement shall be calculated and made in U.S. dollars, by electronic transfer of immediately available funds, to such banks and accounts as Rentech designates from time to time in writing.

     6.2 NON-BUSINESS DAYS. Whenever any payment or calculation of payment due hereunder shall be stated to be due or made on a day that is not a business day, the payment or calculation shall be made on the immediately succeeding business day.

     6.3 RECEIPT. Payments shall not be considered to be made until the day they are received at Rentech's final bank account that is designated by it for such purpose.

*Omitted material filed separately.

     6.4 PAYMENT DUE DATE. All Rentech Royalties and Rentech Catalyst Markup shall be due one (1) month after the end of a calendar quarter for the receipt of royalties in that quarter by Texaco. Once the total of Rentech Royalties and Rentech Catalyst Markup exceeds Ten Thousand Dollars ($10,000) per month, Rentech Royalties and Rentech Catalyst Markup shall be due on the last day of each month for the previous month's receipts of royalties by Texaco. If Texaco must calculate a royalty from a Texaco or Affiliate Licensed Plant from production figures based upon the Market Rate for determination of Rentech Royalties and Rentech Catalyst Markup, then the "license fees, royalties and other consideration in lieu thereof" will be deemed to be received by Texaco in the second month following the production month. If Texaco must calculate a royalty from a sublicensee's (other than an Affiliate) Licensed Plant based on Market Rate due to some consideration being paid in a form. other than money (Section 4.2(a)), then the consideration paid in a form other than money will be deemed to be received by Texaco in the second month following the production month. The portion of consideration paid by such a sublicensee in the form of money shall be subject to Rentech Royalties and Rentech Catalyst Markup as stated above in the Section 6.4 when such money is actually received.

     6.5 LATE PAYMENTS. In the event any payment of any type by Texaco to Rentech shall at any time be overdue, Texaco shall pay interest to Rentech on any and all such late payments at the simple rate of ten percent (10%) per annum, such interest being calculated on a per diem basis for each late payment from the date it became due to the date of actual payment. Payment of such interest shall be in addition to any of Rentech's other rights under this Agreement resulting from Texaco's default in making timely payments. Interest shall accrue on late payments from the due date regardless of whether Rentech has given Texaco written notice of the default.

     6.6 TAXES WITHHELD. If Texaco is required by any government with jurisdiction to withhold any tax or tax payment from any payment due by it to Rentech, Texaco shall remit the net amount of the payment to Rentech, together with official receipts or other evidence acceptable to Rentech establishing payment of such tax payments. Any such tax payments shall be made by Texaco on time and in the proper amount to relieve Rentech from all liabilities for failure to pay such payments timely or fully.

     6.7 NO SET-OFFS OR COUNTERCLAIMS. Under no circumstances shall any amount payable to Rentech be reduced, either by set-off, counterclaim, adjustment or otherwise, except for taxes withheld in accordance with provisions of the preceding section, by virtue of any claim of any person other than Texaco or its Affiliates, except as noted in Sections 7.4 and 12.3(c).

7.   Reports and Records

     7.1 RECORDS AND BOOKS OF ACCOUNT. Texaco shall make and keep complete and accurate records and books of account describing all activities by it under this Agreement in sufficient detail to enable Rentech Royalties and Rentech Catalyst Markup to be determined for each Licensed Plant. The records shall include, without limitation by reason of enumeration, separate reports on the construction and operation of each Licensed Plant, estimates of the composition of materials used as feedstock for the gasification process and for the Fischer Tropsch reactor, the names and current addresses of the Licensed Plants and sublicensees, and records showing the quantities of all F-T Products produced. Whenever Texaco conducts audits of one or more of its sublicensees during the term of this Agreement, Texaco shall promptly provide complete copies of the audit reports, free of charge, to Rentech.

     7.2 PRODUCTION REPORTS. Texaco shall deliver to Rentech within one (1) month after the end of each Reporting Period a written report describing for the applicable Reporting Period and separately for each Licensed Plant:

           (a) QUANTITIES. The quantities of all F-T Products produced during the Reporting Period, together with all other data necessary for the calculation of Rentech Royalties and Rentech Catalyst Markup.

           (b) CALCULATIONS. Calculations showing the total Rentech Royalties and Rentech Catalyst Markup, if any, due for the Reporting Period and the calendar year to date, and confirmation that payment to Rentech has been or will be made as of the same due date as the report.

           (c) ESTIMATES. If Texaco has not received actual reports from Licensed Plants in time to prepare these production reports, Texaco will prepare reports containing estimates, mark the reports as estimates, and correct promptly when actual production data is available in the future.

     7.3 NEED FOR REPORT. If Rentech Royalties have never become payable by Texaco for a Licensed Plant under this Agreement, then no report to Rentech is required by this Agreement. If Rentech Royalties and Rentech Catalyst Markup are not due for the Reporting Period, this report need not contain any information other than the statement, "No payments are due for this Reporting Period."

     7.4 RIGHT TO AUDIT. Texaco agrees, upon ten (10) days written notice of Rentech, to permit up to once a calendar year, Rentech's certified public accountants to have fall access during customary business hours to the books and records of Texaco pertaining to activities under this Agreement, and they shall have the right to make copies therefrom to the extent useful for purposes of their audit at Rentech's expense. The right to examine may be exercised at any time during the term of this Agreement and for a period of two years after its expiration or termination. Prompt adjustments shall be made to compensate for any errors or omissions disclosed by the examination. If payments (limited to amounts actually received and Market Rate already determined between the parties or by appraisal for specific Licensed Plants) due by Texaco are determined to have been underpaid by fifteen (15 %) or more, Texaco shall pay a penalty of ten percent (10%) of the underpaid amount, which includes any interest owed under
Section 6.5. If the Rentech Royalties and Rentech Catalyst Markup are determined- to have been overpaid, then Texaco shall be entitled to recover such overpayment by offsets against future Rentech Royalties without regard to the fifty percent (50%) limitation on recovering License Payments.

8.   Confidentiality

     8.1 OBLIGATION OF CONFIDENTIALITY. All information which does not fall within the Section 8.2 exceptions to confidentiality is confidential information ("Confidential Information"). For a period of *
      from the date of disclosure, each party agrees to not disclose to third parties any Confidential Information received from the other party (including that received during visits to the other party's Licensed Plants and audits and inspections conducted under this Agreement) following the same standard of care the receiving party uses to protect its own Confidential Information of a similar nature except to the extent required to be disclosed by law or as expressly permitted by this Agreement. A party shall not disclose received Confidential Information to anyone except to its employees or those of its Affiliates that have a need to know in connection with the development, financing, design, construction or operation of the technology or where knowledge of such Confidential Information is necessary to effect the purposes of this Agreement. A receiving party may disclose received Confidential Information to a contractor, licensee, Rentech licensee, or potential licensee if such party has executed a confidentiality agreement in substantially the form of Exhibit A attached hereto.

     8.2 EXCEPTION TO CONFIDENTIALITY. A receiving party shall not have any obligations of nondisclosure or confidentiality under Section 8.1 as to information, as shown by competent evidence, that (i) is or becomes, through no fault of the receiving party in the public domain; (ii) is lawfully obtained by the receiving party or an Affiliate from a source other than the disclosing party; (iii) was already known by the receiving party or an Affiliate at the time of its receipt, (iv) is independently developed by employees or contractors of the receiving party or an Affiliate without access to the disclosed information; or (v) is required to be disclosed by law or order of any court or governmental authority having jurisdiction. Disclosures that are specific, including but not limited to operating conditions such as pressures, temperatures, formulae, procedures and

*Omitted material filed separately.

other like standards and conditions, shall not be deemed to be within the foregoing exceptions merely because they are embraced by general disclosures within the foregoing exceptions. Additionally, any combination of features shall not be deemed to be within the foregoing exceptions merely because the individual features are within the foregoing exceptions.

     8.3 PUBLISHED DISCLOSURE. It is agreed that the disclosure of certain information by a disclosing party in a publication, such as in letters patent or by otherwise placing it in the public domain, will not free the receiving party from its obligation to maintain in confidence any information not specifically disclosed in or fairly ascertainable from the publication or other disclosure, such as, for example, the fact that information in the publication or any portion of it is or is not used by the disclosing party.

     8.4 LEGAL DISCLOSURES. A receiving party shall promptly inform the disclosing party of any required disclosure falling under Section 8.2(v), and aid (or at a minimum not oppose) a motion or similar request by the disclosing party for an order protecting the confidentiality of such information, including joining or agreeing to (or nonopposition to) a motion for leave to intervene by the disclosing party.

     8.5 NOTICE OF UNAUTHORIZED DISCLOSURES. A receiving party shall promptly notify the disclosing party in writing of any actual or suspected unauthorized disclosures of which it becomes aware; provided, however, it shall not be a material breach of this Agreement for mere negligence of the receiving party to fail to provide such written notice to the disclosing party as required.

     8.6 PRESS RELEASES AND USE OF NAMES AND TERMS. This Agreement does not grant and shall not be construed as granting any license, authorization or consent, to either party by the other party hereto, to use any name, trademark, service mark or slogan of the other party. A party shall not use the other party's name without written consent, except for the identification of the other party as a licensor, licensee, or as a party to this Agreement. The terms of this Agreement will be considered Confidential Information under
Section 8, by each party except as required by law. A press release which includes the name of the other party must have prior written approval of the other party, except as required by law.

9.   Disclaimer of Warranties, Damages and Liability of Parties

     9.1 DISCLAIMER. Except as stated in this Article 9.0, ANY TECHNOLOGY, APPARATUS, DESIGN, ORAL OR WRITTEN REPORT, DATA, COMPUTER PROGRAM, REFERENCE/USER MANUALS OR OTHER INFORMATION PROVIDED BY ANY PARTY HEREUNDER SHALL BE PROVIDED ON AN "AS IS" BASIS WITHOUT ANY WARRANTIES, EXPRESSED OR IMPLIED, including but not limited to the results or effects obtained through use of any apparatus or information, or that it is fit for any use intended, or can be used without infringing the patent or copyright rights of third parties. Without limitation on the preceding, ANY IMPLIED WARRANTY OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE IS EXPRESSLY EXCLUDED, BY AGREEMENT OF THE PARTIES, FROM THIS AGREEMENT AND FROM ANY APPARATUS OR INFORMATION PROVIDED HEREUNDER. IN NO EVENT WILL ANY PARTY BE LIABLE FOR ANY DAMAGES WHATSOEVER, INCLUDING DIRECT DAMAGES OR INDIRECT DAMAGES, SUCH AS LOSS OF PROFITS, SPECIAL OR PUNITIVE DAMAGES, RESULTING FROM THE OTHER PARTY'S USE OR DISCLOSURE OF ANY APPARATUS OR INFORMATION. The use by a party or its Affiliate of any apparatus or information shall be solely at its own risk, and the other party shall not be liable for any damage resulting from inaccuracy, incorrectness, unsoundness, and/or unreliability resulting from use by such party or its Affiliate thereof, whether or not such is caused by negligence of the other party or Affiliate.

     9.2 ASSUMPTION OF RISK. Should any party disclose or sublicense apparatus or information of the other party to any third party within the bounds of this Agreement, the party disclosing or sublicensing same shall assume all risks arising out of the third party's use thereof and shall notify such third party in a sublicense, or other writing if no sublicense is granted, that the other party to this Agreement makes no warranties and disclaims all liabilities concerning the information so disclosed or sublicensed.

     9.3 INDEMNIFICATION. Each party hereto indemnifies and holds the other party hereto harmless from and against any and all damages, including injury or death of individuals and property damages, which arise out of, or are directly related to the indemnifying party's practice under or use of the other party's information, the indemnifying party's rightful disclosure or sublicensing of apparatus or information pursuant to this Agreement, and the use of such information by any third party or sublicensee to whom such information is so disclosed without regard to the cause or causes or the negligence of any party or parties. Each party agrees that its licensee or sublicensee in all agreements which grant rights under the other party's technology or information will disclaim the right to sue for or collect any and all damages from the other party, without regard to the cause or causes of the negligence of any party or parties. Nothing herein is intended to or shall be construed as an admission of liability on the part of any party hereto with respect to third parties, and each party hereto expressly disclaims any intention that any third party shall be a third party beneficiary under this section.

     9.4 DEFENSE OF PATENT INFRINGEMENT BY RENTECH. Rentech agrees to indemnify, defend, at its sole expense and with counsel of its own choice and by conduct solely determined by Rentech, hold harmless Texaco, its Affiliates, licensees of Texaco or its Affiliates, and employees, directors, officers and agents of each ("Texaco Indemnified Parties") from any and all claims of (i) patent infringement against any of the Texaco Indemnified Parties asserting infringement by practice of one or more patents licensed under Rentech Patent and Copyright Rights by reason of use by any of the Texaco Indemnified Parties of such patents as permitted under this Agreement, and (ii) copyright infringement or theft of trade secrets asserted against any of the Texaco Indemnified Parties as the result of use or sublicensing of Rentech Technology as delivered by Rentech. If Rentech does not defend or in the reasonable judgment of Texaco, which judgment has been reached after giving at least twenty (20) days prior written notice of its concerns to Rentech, is not vigorously and adequately defending against any such action, including the appropriate appeals, Texaco may defend against such an action and Rentech shall reimburse Texaco for its reasonable expenses incurred in connection with such defense. Rentech shall have the right to be kept fully and promptly informed of the status and progress of each such defense by Texaco. Rentech does not have any authority to bind the Texaco Indemnified Parties to pay damages in any action related to this Section 9.4 without prior written consent of each of the Texaco Indemnified Parties.

     9.5 NOTICE OF CLAIMS TO RENTECH. Texaco shall, to the extent it becomes aware thereof, give prompt written notice to Rentech of each legal action or claim or threat thereof made against a Texaco Indemnified Party, with respect to technology, patent or copyright infringement or unfair competition. Texaco shall give such written notice within ten (10) days after acquiring such knowledge but at least ten (10) days prior to the expiration of time in which a response must be filed with a court or other judicial body, whichever is the first to occur. It shall not be a material breach of this Agreement justifying termination of this Agreement for mere negligence of Texaco in failing to provide such written notice to Rentech as required hereby, but shall support claims for damages.

     9.6 ADVISORY COUNSEL. A Texaco Indemnified Party may, at its expense and with advisory counsel of its own choosing, participate in the defense of any legal action, claims, or threat thereof under Sections 9.3 and 9.4.

     9.7 INDIRECT DAMAGE DISCLAIMER. Except for the unauthorized disclosure of Confidential Information where indirect damages may be awarded, neither party shall be liable to the other for any indirect damages, including but not limited to loss of profits, special or punitive damages.

     9.8 NOTIFICATION OF SUIT. Each party shall promptly notify the other party in writing of any suit or action which to its knowledge directly or indirectly relates to the use of the Rentech Technology.

     9.9 LIABILITY LIMIT. Regardless of any terms in this Agreement (except for Rentech Royalties and Rentech Catalyst Markup due and owing), in no event shall any party's liability to the other party exceed the greater of Five Million Dollars ($5,000,000) or the amount of Rentech Royalties and Rentech Catalyst Markup paid in the last two (2) years in which liability existed.

10.  Title to Patents, Copyright. and Information

     10.1 RENTECH OWNERSHIP. Subject to the terms and conditions set out herein, ownership and title to Rentech Technical Information and Rentech Patent and Copyright Rights shall remain with Rentech.

     10.2 TEXACO OWNERSHIP. Subject to the terms and conditions set out herein, ownership of and title to Improvement Technical Information, Improvement Patent and Copyright Rights, Benham Improvements, and improvements made by employees or agents of Texaco and its Affiliates that do not fall within other categories in this Section 10.2 shall remain with Texaco or its Affiliates.

11.  Representations, Warranties and Covenants

     11.1 REPRESENTATIONS, WARRANTIES AND COVENANTS OF TEXACO. Texaco hereby represents, warrants and covenants to Rentech as follows:

           (a) RIGHT, POWER AND AUTHORITY. Texaco has full right, power and authority to enter into this Agreement, and there is no impediment that would inhibit its ability to perform the terms and conditions imposed upon it by this Agreement.

           (b) BINDING OBLIGATION. This Agreement has been duly authorized by all necessary corporate and stockholder action and constitutes a valid and binding obligation of Texaco, enforceable in accordance with its terms.

           (c) CORPORATE GOOD STANDING. Texaco is a corporation duly organized and validly existing and in good standing under the laws of the place of its organization and is duly qualified and authorized to do business wherever the nature of its activities or properties requires such qualification or authorization.

           (d) NO GOVERNMENT APPROVAL NEEDED. No registration with or approval of any government agency or commission is necessary for the execution, delivery or performance by Texaco of any of the terms of this Agreement, or for the validity and enforceability hereof or with respect to the obligations of Texaco hereunder, except such registrations and approvals as have been previously made or obtained, or will be obtained.

           (e) NO PROVISIONS CONTRAVENED. There are no provisions in the memorandum or articles of association or articles of incorporation, as the case may be, or bylaws or operating agreement, if any, of Texaco, and no provision in any existing mortgage, indenture contract or agreement binding upon Texaco that would be contravened by the execution, delivery or performance by Texaco of this Agreement.

           (f) NO CONSENT OF THIRD PARTIES NEEDED. No consent of any lender, trustee or holder of any indebtedness of Texaco or any other third party is or shall be required as a condition to the validity of this Agreement, except such consents as have been previously obtained, certified copies of which have been delivered to Rentech.

           (g) NO PROCEEDINGS PENDING. No actions or proceedings are pending or insofar as Texaco knows or ought to know threatened against Texaco, or any or its officers or directors in their capacities as officers and directors of Texaco, before any court, administrative agency or other tribunal that might have a material adverse effect on its business or condition, financial or otherwise, or its operation.

           (h) NOT CONTRAVENE ANY LAW. Neither the execution nor the delivery of this Agreement by Texaco nor the fulfillment of or compliance with its terms and provisions by Texaco will contravene any provision of law including, without limitation, any statute, rule, regulation, judgment, decree, order, franchise or permit applicable to Texaco.

     11.2 REPRESENTATIONS, WARRANTIES AND COVENANTS OF RENTECH. Rentech hereby represents, warrants and covenants to Texaco as:

           (a) RIGHT, POWER AND AUTHORITY. Rentech has full right, power and authority to enter into this Agreement, and there is no impediment that would inhibit its ability to perform the terms and conditions imposed upon it by this Agreement.

           (b) BINDING OBLIGATION. This Agreement has been duly authorized by all necessary corporate and stockholder action and constitutes a valid and binding obligation of Rentech, enforceable in accordance with its terms.

           (c) CORPORATE GOOD STANDING. Rentech is a corporation duly organized and validly existing and in good standing under the laws of the state of Colorado, United States of America, and is duly qualified and authorized to do business wherever the nature of its activities or properties requires such qualification or authorization.

           (d) NO GOVERNMENT APPROVAL NEEDED. No registration with or approval of any government agency or commission is necessary for the execution, delivery or performance by Rentech of any of the terms of this Agreement, or for the validity and enforceability hereof or with respect to the obligations of Rentech hereunder, except such registrations and approvals as have been previously made or obtained or will be obtained.

           (e) NO PROVISIONS CONTRAVENED. There are no provisions in the memorandum or articles of association or articles of incorporation as the case may be, or bylaws or operating agreement, if any, of Rentech, and no provisions in any existing mortgage, indenture, contract or agreement binding on Rentech that would be contravened by the execution, delivery or performance by Rentech of this Agreement.

           (f) NO CONSENT OF THIRD PARTIES NEEDED. No consent of any lender, trustee or holder of any indebtedness of Rentech or any other third party is or shall be required as a condition to the validity of this Agreement, except such consents as have been previously obtained, certified copies of which have been delivered to Texaco.

           (g) NO PROCEEDINGS PENDING. There are no actions or proceedings pending or insofar as Rentech knows or ought to know threatened against Rentech, or any of its officers or directors in their capacities as officers or directors of Rentech, before any court, administrative agency or other tribunal that might have a material adverse effect on its business or condition, financial or otherwise, or its operation.

           (h) NOT CONTRAVENE ANY LAW. Neither the execution nor the delivery of this Agreement by Rentech nor the fulfillment of or compliance with the terms and provisions by Rentech will contravene any provision of law including, without limitation, any statute, rule, regulation, judgment, decree, order, franchise or permit applicable to Rentech.

           (i) NO PATENT INVALIDITY. To the best of Rentech's knowledge, there are no U.S. letters patent or foreign patents that invalidate the patents included within the Rentech Patent and Copyright Rights, and the practice by Texaco, its Affiliates and sublicensees under the Rentech Patent and Copyright Rights and the Rentech Technology will not infringe upon any third party patent and copyright rights.

           (j) RENTECH OWNER OF LICENSED TECHNOLOGY. To the best of Rentech's knowledge, Rentech has the right to use the Rentech Technology and has the right to grant the licenses of this Agreement to Texaco and its Affiliates under the Rentech Technology.

           (k) NO CURRENT RESTRICTIONS ON PROVIDING INFORMATION TO TEXACO. Rentech is not a party to any contract, confidence or obligation that would create liability for Rentech by reason of: (i) disclosure by Rentech of information not formulated in whole or in part by Rentech which pertains to applications to patent the Rentech Technology or (ii) the use of such information by Rentech or Texaco.

           (l) LICENSING ALL RIGHTS. The Rentech Technology disclosed and licensed hereunder represents all rights of Rentech with respect to technologies and equipment for Rentech Technology.

12.  Term and Termination

     12.1 TERM. The term of this Agreement shall commence on the date of this Agreement and, shall extend until the latter of (i) the last expiration date of a patent which has not lapsed or been declared invalid within Rentech Patent and Copyright Rights, and (ii) final and complete discontinuance of use of Rentech Technical Information and practice under Rentech Patent and Copyright Rights in all Licensed Plants, unless earlier terminated.

     12.2 TERMINATION FOR BREACH. Either party shall have the right to terminate this Agreement as a result of the other party's material breach. The party claiming breach of the Agreement shall give the other party written notice of the breach, specifying the nature thereof, and the other party shall have sixty (60) days after such notice to cure such breach. Upon the failure of the party in material breach to cure the breach within the sixty
(60) day period or to commence a cure and diligently proceed thereafter to complete the cure, the other party shall have the right to terminate this Agreement as of the date set forth in the written termination notice. The right of a party to terminate this Agreement for material breach shall be in addition to and not in lieu of any other right or remedy that the terminating party may have under this Agreement.

     12.3  LICENSE ABATEMENT, TERMINATION AND DAMAGE RECOVERY FOR
INFRINGEMENT.

     (a) LICENSE TERMINATION BY TEXACO BASED ON INFRINGEMENT. Should an adverse judgment be entered against Rentech or a Texaco Indemnified Party for reason of infringement of third party patents and copyrights resulting from practice under Rentech Patent and Copyright Rights or Rentech Technical Information, Texaco shall have the right in its sole discretion to terminate this Agreement effective thirty (30) days after receipt by Rentech of written notice. If the judgment materially affects Texaco's ability to use the Rentech Technology, Texaco will not be required to pay any License Payments after termination. No such termination shall be effective to terminate any license grantback to Rentech pursuant to the provisions of Section 2.3.

     (b) LICENSE ABATEMENT BASED UPON INFRINGEMENT. If an adverse judgment partially reduces Texaco's ability to use the Rentech Technology, Texaco shall have the right to reduce the amount of Rentech Royalties by a percentage equal to the percentage decrease in the value of the use of the Rentech Technology to Texaco and other Indemnified Parties due to such adverse judgment. The amount of such percentage decrease in the value of the Rentech Technology shall be determined by the parties hereto, or in the case of failure to reach an agreement, by appraisal under Section 14.

     (c) RECOVERY OF INDEMNIFICATION FROM RENTECH ROYALTIES. Texaco shall have the right to reduce the amount of Rentech Royalties without regard to any fifty percent (50%) limit in Section 3.2 to recover any damages a Texaco Indemnified Party is liable for that are not indemnified by Rentech under Sections 9.3 and 9.4.

     12.4 SURVIVAL OF OBLIGATIONS. Texaco's obligation to pay Rentech Royalties and Rentech Catalyst Markup, and other moneys due and owing, and the provisions of Sections 2.1, 2.3, 2.4(a), 7, 8, 9, 10, and 15.2 shall survive any termination.

     12.5 NO DAMAGE. Neither party shall be liable for damages of any kind as a result of properly exercising its respective right to terminate this Agreement, and termination according to the terms of this Agreement shall not affect any other right or remedy of either party.

13. LICENSING EXISTING GASIFICATION PLANTS AND STILL GAS PLANTS. If Texaco or an Affiliate elects not to license Rentech Technology within the scope of the Licensed Field (i) to any gasification facility in existence as of the date of Deployment, or (ii) to process any Still Gas at a facility, Rentech, notwithstanding the exclusive license within the Licensed Field granted to Texaco by this Agreement, shall have the right, at its option, to license Rentech Technology to said gasification facility or to said facility to process Still Gas. Any license fees, royalties or other consideration in lieu thereof that are paid for such a Rentech Technology license, work and equipment shall be the sole property of Rentech.

14. APPRAISAL. If either Rentech or Texaco invoke any right they may have under this Agreement to an appraisal of the Market Rate for royalties, Rentech Catalyst Markup, the energy content of feedstock, or other issues expressly subject to appraisal by the provisions of this Agreement ("Appraisal Issue"), the Appraisal Issue shall be resolved by appraisal conducted in accordance with the provisions of this section. The Appraisal Issue shall be determined by an independent appraisal conducted by Arthur D. Little Consulting or any other firm with knowledge of Fischer-Tropsch business issues in accordance with generally accepted appraising standards. If the parties have not agreed upon the firm to serve as the appraiser within thirty (30) days of a written request given by one to the other, the appraisal firm shall be designated by the chief executive officer of the Denver office of the American Arbitration Association from among the nominees submitted to him by any one or both of the parties. Both parties shall provide the appraiser with complete and detailed information in their possession or knowledge about the subject matter of the appraisal , including full access to the records and documentation within their control pertaining to any issue in question, subject to a secrecy agreement binding the Appraiser similar to Exhibit A. The costs of appraisal shall be borne equally by Rentech and Texaco. The valuation determined by the appraisal shall be binding and conclusive-upon the parties.

15.  Miscellaneous

     15.1 ASSIGNMENT. Except for assignment to an Affiliate, which accepts all obligations and rights of the assignor as if it was an original signatory to this Agreement, which may be done without consent, neither this Agreement nor any of the rights and obligations of a party hereunder may be assigned by any party without the prior written consent of the other party, which will not be unreasonably withheld. It is reasonable for a party to withhold consent for the reason that the proposed assignee is a competitor in the licensing of Fischer-Tropsch technology.

     15.2  ARBITRATION AND INJUNCTIVE RELIEF.

           (a)   PROCEDURE FOR ARBITRATION; JUDGMENT. Except as specified in
Section 15.2(b), any dispute, controversy or claim arising out of or relating to this Agreement (including all Exhibits and Attachments), including its interpretation or performance, that the parties are unable to resolve shall be submitted to binding arbitration before a single arbitrator, in the sole discretion of any party, by giving the other party written notice. The arbitration shall be in accordance with the commercial rules of the American Arbitration Association, which shall administer the arbitration and act as appointing authority. The arbitration, including the rendering of the award, shall take place in the city of Denver, Colorado, United States of America, which shall be the exclusive forum for resolving such dispute, controversy or claim. For the purpose of the arbitration, the provisions of this Agreement and all rights and obligations hereunder shall be governed or construed in accordance with the laws of the state of Colorado, United States of America, without regard to the conflicts of law doctrine observed in Colorado. The arbitration award shall be in writing and specify the factual and legal basis for the award, and shall be accompanied by a reasoned opinion. The decision of the arbitrator shall be final and binding upon the parties hereto, and the expense of the arbitration (including without limitation the award of attorneys' fees to the prevailing party) shall be paid as the arbitrator determines. Each party hereby submits itself to the jurisdiction of the courts of the place arbitration is held for the entry of judgment thereunder. Notwithstanding this provision, judgment upon the award of the arbitration may be entered in any court where the arbitration takes place or any court having jurisdiction thereof, and application may be made to any court for a judicial acceptance of the award and order of enforcement. If the parties cannot agree on an arbitrator within thirty (30) days of receipt of notice of arbitration, then either party may elect to have the arbitrator appointed by the chief executive officer of the American Arbitration Association; provided, however, that the arbitrator shall be a licensed member of the U.S. patent bar who is skilled in licensing agreements.

           (b) JUDICIAL ACTION FOR SPECIFIC PERFORMANCE OR INJUNCTION. Notwithstanding anything contained in the preceding section to the contrary, each party shall have the right to institute judicial proceedings against the other party or anyone acting by, through or under such other party in order to enforce the instituting party's rights for injunctive relief.

     15.3  GOVERNING LAW; JURISDICTION; VENUE.

     The provisions of this Agreement and all rights and obligations hereunder shall be governed and construed in accordance with the substantive and procedural laws of the state of Colorado, United States of America, without regard to the conflicts of law doctrine observed in Colorado. The parties irrevocably submit to the jurisdiction of the courts of the state of Colorado and of the United States of America for the District of Colorado for these purposes; provided, however, that nothing herein shall preclude either party, if it deems fit, from instituting proceedings for injunctive relief against any other party or anyone acting by, through or under such other party in any country or place which may have jurisdiction for the purpose of protecting and enforcing the instituting party's rights either under this Agreement or pursuant to any other agreements, documents, instruments or rights. If the notice address of Section 15.11 is not a valid Colorado address, the parties designate and appoint the Secretary of State of Colorado as their agent for the service of process in Colorado and agree to consider any legal process or any demand or notice made or served on said agent as being made on it; provided, however, that the serving party shall within twenty-four (24) hours of such service send to the other party a copy of the documents so served, and such copies shall be sent by air courier to the other party's address (as set out in Section 15.11 and a second known address if the noticing party knows the address has changed). In the alternative, service of process may be made by postage prepaid, certified or recorded delivery air mail letter transmitted by either party to the other party at the address for notices in Section 15.11 and a second known address if the noticing party knows the address has changed. The foregoing, however, shall not limit the right of either party to serve process in any other manner permitted by law or to bring any proceeding to protect and enforce through injunctive relief its rights either hereunder or pursuant to any other agreements, documents, instruments or rights or to obtain execution or judicial recognition of judgment of arbitration in any court of competent jurisdiction. Each party hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding relating to this Agreement in the state of Colorado and further irrevocably waives any claim that the state of Colorado is not a convenient forum for any such suit, action or proceeding or to object to venue to the extent of any proceeding brought in accordance with this section. Each party stipulates that the state and federal courts located in the City and County of Denver, Colorado shall have IN PERSONAM jurisdiction and venue over such party for the purpose of obtaining execution of judicial recognition of judgment of arbitration arising out of or related to this Agreement.

     15.4 NO OTHER RELATIONSHIP. Nothing herein contained shall be deemed to create an agency, joint venture, partnership, franchise or similar relation between the parties hereto. Each party shall conduct all business in such party's own name as an independent contractor. Neither party shall be liable for the representations, acts, or omissions of the other party contrary to the terms of this Agreement. Neither party has the right or power to act for or on behalf of the other or to bind the other in any respect whatsoever, other than as expressly provided for herein.

     15.5 CONVERSION TO DOLLARS. If Rentech Royalties are stated in a currency other than U.S. Dollars, such payment shall be converted into U.S. Dollars using a rate determined by averaging the exchange selling rate quoted by Telerate in the Wall Street Journal for the first and last business days of each month.

     15.6 DOLLAR TRANSACTION. To the extent this is an international licensing transaction, the specification of U.S. Dollars and payment in Denver, Colorado, United States of America, is of the essence. U.S. Dollars shall be the currency in which all obligations between the parties are paid. Except to the extent of possible Texaco offsets of Rentech Royalties and Rentech Catalyst Markup, the payment obligations hereunder shall not be discharged by an amount paid in another currency or in another place.

     15.7 FEES PAYABLE. Rentech and Texaco acknowledge that there are no broker's commissions, finder's fees or other like amounts payable with regard to this transaction. Rentech and Texaco agree to indemnify and hold the other harmless from and against all liability, claims, demands, damages or costs of any kind arising from or connected with any broker's or finder's fee, commission or charge claimed to be due any person arising from the indemnitor's conduct with respect to this Agreement and the transactions contemplated herein.

     15.8  FORCE MAJEURE.

           (a) NO LIABILITY FOR CERTAIN DELAYS OR DEFAULTS. Neither Rentech nor Texaco shall be liable in damages, or have the right to terminate this Agreement, for any delay or default in performing any obligation hereunder if that failure or delay is due to any cause beyond the reasonable control and without default or negligence of that party and it is making efforts in good faith to comply with the terms of this Agreement; provided, however, in order to excuse its delay or default hereunder, a party shall promptly notify the other party of the occurrence or the cause specifying the nature and particulars thereof and the expected duration thereof, and provided, further, that such party shall promptly give notice to the other party specifying the date of termination thereof. All obligations of both parties shall return to being in full force and effect upon the termination of such occurrence or cause (including, without limitations any payment that became due and payable hereunder prior to the termination of such occurrence or cause). However, in the event that the duration of such occurrence or cause extends beyond one year, the non-excused party shall then have the right, by giving sixty (60) days prior written notice to the other party, to terminate this Agreement unless the other party shall substantially cure such occurrence or cause within said sixty (60) days.

           (b) CAUSE BEYOND THE REASONABLE CONTROL. For the purposes of this section, a "cause beyond the reasonable control" of a party shall mean any act of any government or other authority or statutory undertaking, labor walkout or work stoppage that compels termination of work; fire; explosion; accident; power failure; failure of electric power supply; flood; catastrophic hardware or software failure; riot or war (declared or undeclared) that renders a party unable to proceed with performance or continue, despite all reasonable commercial efforts to proceed or continue to perform.

     15.9 RIGHTS, POWERS, REMEDIES CUMULATIVE; WAIVER; TIME. Except for binding arbitration and limitation of rights for legal action in Section 15.2, each and every power and remedy in this Agreement specifically given to a party shall be cumulative and shall be in addition to every other right, power and remedy herein or now or hereafter existing at law, in equity, or by statute, and each and every right, power and remedy whether specifically provided in this Agreement or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by a party. Failure by either party to enforce any provision of this Agreement shall not be construed as a waiver of that provision. The acceptance by a party of any payment shall not be deemed a waiver of any right to take advantage of any future ground for termination or of any past ground for termination not completely cured thereby, unless expressly waived in writing.

     15. 10      TABLE OF CONTENTS AND HEADINGS. Any table of contents
accompanying this Agreement and any section headings contained herein are for ease of reference only, do not constitute a part of this Agreement, and shall not be employed in interpreting this Agreement.

     15. 11      NOTICES. Any notice, payment, request, demand or other
communication hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered personally, upon personal delivery to the party to be notified; or (ii) one business day after sending by facsimile transmission with confirmation that the facsimile message was transmitted to the party to be notified, or (iii) three (3) business days after sending by registered or certified mail, postage paid, to the party to be notified; or
(iv) three (3) business days after sending by ordinary mail, postage paid, to the party to be notified, at the address set forth below:

Rentech, Inc.                                  Texaco Natural Gas Inc.
1331 17th St., Suite 720                       1111 Bagby
Denver, CO 80202                               Houston, TX 77002-4596
Facsimile: (303) 298-8010                      Facsimile: (713) 752-4736

Either Rentech or Texaco may change its address, facsimile number or representative to be notified by written notice to the other party given in accordance with this section.

     15.12 INTEGRATION. This Agreement, which includes Exhibits and Attachments, represents the entire agreement of the parties with respect to the subject matter herein contained and supersedes and cancels all prior correspondence, conversations, negotiations, understandings and agreements with respect to those subjects. This Agreement may not be modified orally, but only by a writing signed by both parties.

     15.13 CONSTRUCTION. This Agreement has been prepared, examined, negotiated and revised by each party and their respective attorneys, and no implication shall be drawn and no provision shall be construed against any party to this Agreement by virtue of the purported identity of the drafter of this Agreement, or any portion thereof.

     15.14 INVALIDITY OF PROVISION. If any of the provisions of this Agreement shall be held by a court or administrative agency of competent jurisdiction to contravene the laws of any country, it is agreed that such invalidity, illegality or unenforceability shall not invalidate the whole Agreement, but this Agreement shall be construed as if it did not contain the provision or provisions held to be invalid, illegal or unenforceable in the particular jurisdiction concerned, and insofar as such construction does not affect the substance of this Agreement and the rights and obligations of the parties hereto, it shall be construed and enforced accordingly. In the event, however, that such invalidity, illegality or unenforceability shall substantially alter the relationship between the parties hereto, affecting adversely the interest of either party, then the parties hereto shall negotiate a mutually acceptable alternative provision not conflicting with such laws.

     15.15 FURTHER ASSURANCES. Each party shall execute and deliver all such further documents and instruments and take all such further actions as may be reasonably required or appropriate to carry out the intent and purposes of this Agreement.

     15.16 COUNTERPARTS. This Agreement may be executed in several counterparts, and all counterparts so executed shall constitute but one and the same agreement, which shall be binding on all the parties hereto notwithstanding that less than all of the parties may have signed the same original or the same counterpart.

     IN WITNESS WHEREOF, the parties have executed duplicate originals of this Agreement by their duly authorized officers as of the date first mentioned above.

RENTECH, INC.                            ATTEST:

By:       (signature)                                          (signature)
   ---------------------------------                ----------------------------
      Dennis L. Yakobson, President                  Ronald C. Butz, Secretary

Date: 8 October 1998

TEXACO NATURAL GAS INC.

By:           (signature)
   ---------------------------------
Name: Graham Batcheler

Title: Executive Vice President

Date: October 6, 1998

                                      EXHIBIT A

                                  SECRECY AGREEMENT
                              Fischer-Tropsch Technology


     This AGREEMENT is effective the ____ day of ____________________, 19_, by and between TEXACO NATURAL GAS INC., a Delaware corporation, having a principal place of business at 1111 Bagby Street, Houston, Texas 77002-2543 hereinafter referred to as "Texaco", and ________________________________,
having a principal place of business at
________________________________________________, hereinafter referred to as
"Company";

     WHEREAS, Texaco has conducted substantial research and development work with respect to Fischer-Tropsch technology, and has acquired by license from third parties and has developed proprietary and confidential technical data and information relating to the subject matter, identified above, methods, apparatus, formulations and use thereof (hereinafter "Confidential Information"); and

     WHEREAS, Company is considering the licensing of Confidential Information from Texaco or the furnishing of services to Texaco or its licensees relating to Confidential Information;

     NOW, THEREFORE, for and in consideration of the premises and of the covenants hereinafter set forth, the parties hereto covenant and agree as follows:

     1. Texaco will furnish certain of its Confidential Information to Company solely for the purpose of Company (a) performing evaluations to determine whether or not to license technology from Texaco which will be governed by another agreement, or (b) furnishing services to Texaco, its affiliates or licensees.

     2.    Company agrees that it will:

     (a) use the same care and discretion to avoid disclosure and dissemination of Confidential Information it receives from Texaco, its affiliates or licensees as it uses to protect its own confidential information of a similar nature;

     (b) use such Confidential Information so received from Texaco, its affiliates or licensees solely for the above stated purpose; and

     (c) make no commercial or other use of such Confidential Information received from Texaco, its affiliates or licensees without first obtaining prior written approval therefor from the party furnishing the Confidential Information.

     3. The foregoing restrictions shall not apply to any Confidential Information that:

     (a) is or becomes public information or otherwise becomes generally available to the public through no act or fault of Company;

     (b) is, prior to disclosure hereunder, already in the possession of Company and was not received by it directly or indirectly from Texaco, its affiliates or licensees;

     (c) is hereafter rightly received by Company from a third party who did not receive the same directly or indirectly from Texaco, its affiliates or licensees; or

     (d) is independently developed by employees of Company without access to the received Confidential Information.

     Specific information shall not be deemed to be within the exceptions of the preceding sentence merely because it is embraced by more general information within such exceptions, nor shall a combination of features be deemed to be within such exceptions merely because the individual features are within such exceptions.

     4. Supplying of Confidential Information hereunder shall not be considered to provide any license or proprietary rights, including any implied patent license.

     5. Company shall limit access to disclosed Confidential Information to those of its employees and employees of its parent and subsidiary companies reasonably requiring the same for the purpose aforesaid and advise each such employee of the existence and importance of the confidentiality provisions of this Secrecy Agreement, and ensure by appropriate measures that such employees hold Texaco's Confidential Information in strict confidence according to this Agreement. Company shall notify Texaco promptly upon discovery of any unauthorized use or disclosure of Texaco's Confidential Information.

     6. Company may disclose Confidential Information to the extent required by law if it gives prompt written notice to Texaco and makes a reasonable effort to obtain a protective order or substitute therefor. Company shall also aid (or at a minimum not oppose) a motion or similar request by Texaco for an order protecting the confidentiality of such Confidential Information, including joining or agreeing to (or nonopposition to) a motion for leave to intervene by Texaco.

     7. Confidential Information may be disclosed to Company not only in writing or other tangible form but in part through discussions between respective technical representatives, demonstrations, observations and other tangible methods including possible visits to the facilities of Texaco.

     8. All Confidential Information is disclosed on an "as is" basis. Use of such Confidential Information is at Company's own risk. Texaco will not be liable for any damages arising out of evaluation or use of disclosed Confidential Information.

     9. The obligations of restricted use and non-disclosure will extent for a term of ten (10) years from the effective date of the Agreement noted on page 1.

     10. THIS SECRECY AGREEMENT SHALL BE CONSTRUED AND THE LEGAL RELATIONS BETWEEN THE PARTIES SHALL BE DETERMINED IN ACCORDANCE WITH THE SUBSTANTIVE AND PROCEDURAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THERE OF.

TEXACO NATURAL GAS INC.

By
     --------------------------------

Name
     --------------------------------

Title
     --------------------------------

Date
     --------------------------------


--------------------------------

By
     --------------------------------

Name
     --------------------------------

Title
     --------------------------------

Date
     --------------------------------

                                      EXHIBIT B
                                AFFILIATE'S ACCEPTANCE

     This Agreement is entered into this ____ day of _______________, 1998 by ___________________________________, a _______________ corporation having an address of _______________________________________________________
("Accepting Party").

     WHEREAS, Accepting Party is an"Affiliate" of Texaco Natural Gas Inc. ("Texaco"), a Delaware corporation, as that term is defined in the License Agreement dated _______________, 1998 ("License Agreement") by and between Rentech, Inc. and Texaco.

     WHEREAS, Rentech, Inc. has granted a certain license to Texaco and its Affiliates by the License Agreement, and an Affiliate license grant is effective upon Texaco's delivery to Rentech, Inc. of the Affiliate's written and signed acceptance of this Exhibit B.

     WHEREAS, the Accepting Party desires to receive the benefits of the license grant along with the obligations of the License Agreement.

     THEREFORE, for and in consideration of the premises and mutual covenants herein contained, the Accepting Party agrees with Rentech, Inc. as follows:

     1. ACCEPTANCE OF LICENSE OBLIGATIONS. Accepting Party acknowledges having, received from Texaco a complete copy of the License Agreement. Accepting Party agrees to accept, be bound by, and be subject to all conditions and obligations set forth in the License Agreement that apply to Texaco, except those provisions relating to the obligations Texaco has for the actions, inactions, liabilities and royalties of its Affiliates and sublicensees practicing Rentech Technology, such as provisions concerning Affiliates and sublicensees included within Sections 2.4, 3, 4, 6 and 7, as if Accepting Party had signed and entered into the License Agreement directly with Rentech, Inc. without the exception provisions described above. Accepting Party accepts responsibility and liability for its own action and inaction, but not for the action or inaction of Affiliates or sublicensees.

     2. ACKNOWLEDGMENT BY ACCEPTING PARTY. Accepting Party acknowledges and agrees that it has no right to, and will not, further sublicense or extend the license granted by the terms of the License Agreement to any Person, including another Affiliate of Texaco, as those terms are defined in the License Agreement.

     Executed by the Accepting Party as of the date previously given.


                                   Accepting Party:


                                   --------------------------------


                             By:
                                   --------------------------------
                                         Authorized Officer
                             Name:
                                   --------------------------------

                             Title:
                                   --------------------------------

                             Date:
                                   --------------------------------


Receipt acknowledged as of _______________, 19__ by

RENTECH, INC.

By
   --------------------------------
     Authorized Officer
Name:
     ------------------------------

Title:
      -----------------------------

Date:
     ------------------------------

                                      EXHIBIT C
                           INDEPENDENT CONTRACTOR AGREEMENT

This Exhibit C is between TEXACO NATURAL GAS INC. (hereinafter referred to as "Texaco") having an office and place of business at 1111 Bagby, Houston, Texas 77002-2543 and RENTECH, INC. (hereinafter referred to as "Rentech" having an office and place of business at 1331 17th Street, Suite 720, Denver, Colorado 80202. The Effective Date of this Exhibit C is defined in
Section 2.7 of the License Agreement.

WHEREAS, Rentech is in the business of licensing its patented and proprietary synthesis gas to liquids process incorporating Fischer-Tropsch technology; and

WHEREAS, Texaco desires to have Rentech furnish one of its employees Charles
B. Benham to provide services as described in Attachment 1.

NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, the parties agree as follows:

1.   NOT ASSIGNABLE

Rentech shall not assign this Exhibit C to any other party without prior written consent by Texaco.

2.   NOT EXCLUSIVE

It is understood that Texaco does not bind itself to use Rentech's services exclusively for work required by Texaco of the nature listed herein, nor is Rentech bound hereby to perform such services for Texaco exclusively during or beyond the term of this Exhibit C.

3.   INDEPENDENT CONTRACTOR

Texaco and Rentech expressly agree that Rentech is performing the services described herein as an independent contractor and not as an agent or employee of Texaco; and that Texaco has no right to control the manner or details of how Rentech performs the work called for hereunder. Texaco does not set hours of work for Rentech. Rentech will provide its own working materials. Rentech is responsible for hiring, supervising, and paying its own employees. No employee of Texaco will be employed by the Rentech under this Exhibit C.

4.   COMPENSATION

Rentech shall be compensated as specified in Attachment 1 which is attached hereto and incorporated herein by reference.

5.   COMPLIANCE WITH LAW

Rentech accepts full and exclusive responsibility and liability for payment of unemployment insurance. old age pension, annuities, retirement, and other benefits imposed by law, and measured by wages, salaries, or other remuneration paid or payable by Rentech to employees of Rentech engaged in the services or related activities, or by voluntary or contractual benefit plans between Rentech and its employees which require contributions by Rentech and agrees that each subcontractor who performs any part of the services accepts the same responsibility and liability with respect to employees of that subcontractor.

During the performance of this Exhibit C, Rentech will be in full compliance with Executive Orders 11246 (as amended by 11375), 11701, 11625, 11758, 12138 and the provisions of 15 USC Section 637, and with the regulations, rules and orders issued thereunder, to the extent such requirements are applicable to Rentech. Rentech must certify its compliance by signing the Certificate attached as Attachment 2 to Exhibit C which is hereby incorporated into this Exhibit C by reference.

6.   TAXATION

Rentech shall be responsible for the timely reporting and payment to the proper taxing authorities of all federal, state, and local taxes applicable to the amounts paid to Rentech by Texaco. Rentech further agrees to indemnify and save Texaco harmless against all claims and taxes (including interest, penalties, and any other costs which are claimed or assessed against Texaco and are attributable to this Exhibit C or the payments made hereunder). Rentech expressly agrees that the sole compensation under this Exhibit C will be the sum paid for the specific services rendered, that Rentech's employees will not be entitled by virtue of this Exhibit C to participate in any of the benefit plans available to Texaco employees, and that Rentech hereby waives and releases all rights to any such participation, provided however, that any rights or benefits that Rentech's employees may have under such benefit plans by virtue of formerly having been an employee of Texaco (if he/she has any such rights or benefits) shall not be affected hereby. Rentech is responsible for providing any insurance necessary in conjunction with this Exhibit C and recognizes that Texaco shall carry no insurance of any type whatsoever under this Exhibit C.

7. INDEMNITY AND HOLD HARMLESS PROVISION EACH PARTY AGREES TO INDEMNIFY AND HOLD HARMLESS THE OTHER PARTY, ITS AFFILIATES, AND THEIR OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS FROM AND AGAINST THE FULL AMOUNT OF ANY AND ALL CLAIMS, DEMANDS, ACTIONS, DAMAGES, LOSSES, COSTS, EXPENSES, OR LIABILITY WHATSOEVER (INCLUDING WITHOUT LIMITATION THE COSTS OF LITIGATION, INCLUDING REASONABLE ATTORNEYS' FEES) ("DAMAGES"), FOR PROPERTY (REAL AND PERSONAL) DAMAGE, PERSONAL INJURY OR DEATH, FINES, OR PENALTIES ARISING IN WHOLE OR IN PART OUT OF THE SERVICES PERFORMED FOR TEXACO UNDER THIS EXHIBIT C, TO THE EXTENT SUCH DAMAGES RESULT FROM THE NEGLIGENT OR WILLFUL ACTIONS OR INACTIONS OF THE INDEMNIFYING PARTY AND ITS EMPLOYEES, CONTRACTORS, OR REPRESENTATIVES. IN THE EVENT OF A CONFLICT BETWEEN THIS SECTION 7 AND THE LICENSE AGREEMENT SECTIONS
9.4 AND 9.5, SECTIONS 9.4 AND 9.5 SHALL GOVERN AND CONTROL.

8.   CONFIDENTIALITY

Except as to Rentech's ownership of Rentech Technology, Rentech understands and agrees that all of the data and information submitted to it by Texaco and that all work product of Charles B. Benham, including studies, data and information produced while performing obligations under this Exhibit C and any and all inventions and improvements of Charles B. Benham relating to the subject area of Section 2(a) of Exhibit D, whether patentable or not, are the sole property of Texaco and are confidential and proprietary to Texaco. Improvements shall not include the scale-up of Rentech Technology, including Rentech Patent and Copyright Rights and Rentech Technical Information, or any part thereof. Rentech agrees to follow the obligations of Section 8 of the License Agreement with Texaco executed concurrently with this Agreement, and further to not disclose, license or use in any way any Texaco Confidential Information of which it becomes aware through Charles B. Benham outside of Catalyst Improvement Areas as that term is defined in said License Agreement between the parties. Rentech further agrees that Charles B. Benham shall execute the Secrecy Agreement attached to the License Agreement between the parties as Exhibit D. The provisions of this paragraph 8 shall survive the termination or expiration of this Exhibit C according to Section 8 of the License Agreement.

9.   INTELLECTUAL PROPERTY

This Exhibit C is related to the subject matter of the License Agreement executed concurrently between Rentech and Texaco. It is the intention of the parties to this Exhibit C that all inventions and improvements related to the subject matter of Section 2(a) of Exhibit D made solely or jointly by Charles
B. Benham during the term of this Exhibit C and for six (6) months after termination, whether patentable or not, whether or not made on time working for Texaco, are to be solely titled in Texaco. Rentech hereby assigns title to such inventions and improvements made by Charles B. Benham during the effective term of this Exhibit C and for six (6) months thereafter to Texaco Natural Gas Inc. Rentech will also, at no expense to Rentech, execute and deliver all papers deemed proper and necessary by Texaco in connection with patent preparation and prosecution, and assist Texaco to obtain and sustain patent, copyright and trade secret protections.

10.  SUBSTANCE ABUSE PROGRAM

As a condition of having access to Texaco's premises, and subject to applicable law, Rentech agrees that:

           a. Rentech's employees shall be subject to rules of conduct relating to substance abuse which prohibit:

                 (1) the manufacture, sale, purchase, transfer, use or possession of illegal drugs, narcotics or other unlawful substances or materials on Texaco's premises, or while conducting business for Texaco; and

                 (2) the manufacture, sale, purchase, transfer, use or possession on Texaco's premises of substances or materials not authorized by Texaco

                 (such as firearms, weapons, intoxicating beverages, drug paraphernalia, or medically authorized drugs used improperly or unsafely).

           b. Any employee of Rentech who has violated any of the rules of conduct in a., above, shall be removed from Texaco's premises and shall not be allowed to reenter such premises without Texaco's permission.

           c. Rentech's employees shall be subject to searches of their persons and personal effects when entering Texaco's premises, while on Texaco's premises, and when leaving Texaco's premises. Such searches shall be conducted by Texaco or by a third party, at Texaco's direction, without prior announcement and at such times and locations as Texaco in its sole discretion may determine.

           d. Texaco reserves the right to conduct or have conducted unannounced drug testing of employees of Rentech while they are performing services on Texaco's premises, to the extent permitted by applicable law.

           e. Rentech shall be responsible for advising and discussing with any unions representing Contractor's employees, the application to such employees of the conditions described in 10 a., b., c., and d., above.

           f. Rentech shall be responsible for including in any subcontract for work to be performed on Texaco's premises the requirements and conditions described in 10 a., b., c., d., and e., above, so that such requirements and conditions will be binding upon each of Rentech's subcontractors.

11.  INSURANCE

Rentech shall maintain, at its sole cost, at all times while performing services, the insurance coverage set forth below. Before commencing services, Rentech shall provide a certificate evidencing the coverage and naming Texaco an additional insured. The certificate shall provide that any change restricting or reducing coverage or the cancellation of any policies under which certificates are issued shall not be valid with respect to Texaco until Texaco has received thirty (30) days notice in writing of such change or cancellation:

     a. Workers' Compensation Insurance as required by laws and regulations applicable to and covering employees of Rentech engaged in the performance of services under this Agreement.

     b. EMPLOYER'S LIABILITY INSURANCE protecting Contractor against common law liability, in the absence of statutory liability, for employee bodily injury arising out of the masterservant relationship with a limit of not less than One Million Dollars ($1,000,000).

     c. AUTOMOBILE LIABILITY INSURANCE including non-owned and hired vehicle coverage with limits of liability of not less than One Million Dollars ($ 1,000,000), such policy shall be endorsed with an MCS-90 endorsement as determined by services provided.

Each policy shall be endorsed to provide waiver of subrogation rights in favor of Texaco, its subsidiaries and affiliates, and all other parties owning an interest in the property on which services covered by this Exhibit C are to be performed.

Failure of the Contractor to keep the required insurance policies in full force and effect during the performance of services covered by this Exhibit C and during any extensions, extra or additional services agreed to by the Contractor and Texaco shall constitute a breach of this Exhibit C and Texaco shall have the right, in addition to any other rights, to withhold payment under this Exhibit C without penalty arid/or immediately terminate this Exhibit C without further cost to Texaco.

12.  EQUIPMENT

All equipment furnished to Rentech by Texaco shall be used by Rentech for only Texaco business, unless otherwise authorized by Texaco in writing. All right, title and interest in the equipment shall remain at all times in Texaco. Upon the termination of this Exhibit C, all such equipment shall be returned to Texaco by Rentech, in the same condition in which it was received, reasonable wear and tear excepted.

13.  TERMINATION OF AGREEMENT

Texaco shall have the right to terminate this Exhibit C upon thirty (30) days notice effective at the one (1) year anniversary of the Effective Date. Thereafter Texaco shall have the right to terminate this Exhibit C upon thirty (30) days notice and the payment of three (3) months severance pay. This Exhibit C shall not extend, in any event, for more than two (2) years from the Effective Date. Upon termination of the License Agreement between the parties that is executed as of the date hereof, this Exhibit C shall automatically terminate at the same time. Texaco shall have no obligation of severance pay if this Exhibit C or the License Agreement is terminated due to a Rentech material breach.

The obligations to pay money due and owing and Sections 5, 6, 7, 8 and 9 shall survive the termination or expiration of this Agreement.

14.  CHOICE OF LAW AND MERGER CLAUSE

This Exhibit C shall be subject to and construed in accordance with the laws of the State of Colorado and sets forth the entire Agreement between the parties hereto with respect to the employment of Rentech as an independent contractor for Texaco. Except for the License Agreement and all Exhibits and Attachments, this Exhibit C supersedes and cancels all previous understandings, negotiations, commitments, and representations with respect hereto, and such Exhibit C may not be changed or modified orally but only by a writing signed by both parties hereto.

TEXACO NATURAL GAS INC.

By             (signature)
   --------------------------------

Name      Graham Batcheler

Title     Executive Vice President

Date      October 6, 1998




RENTECH, INC.

By             (signature)
   --------------------------------
Name      Dennis L. Yakobson

Title     President

Date      8 October 1998

                              ATTACHMENT 1 TO EXHIBIT C





*This page 44 and the material appearing on this page is entirely omitted and filed separately.

*This page 45 and the material appearing on this page is entirely omitted and filed separately.

                              ATTACHMENT 2 TO EXHIBIT C
                             EQUAL EMPLOYMENT OPPORTUNITY

During the performance of the contract described above, Contractor agrees to the following, additional terms and conditions to the extent they may be applicable to the work to be performed under such contract in accordance with the provisions of the following described Executive Orders, Acts, and implementing rules and regulations issued thereunder.

     A. E.O. 1 1246. as amended by E.O.1 1375 (Race, Color, Religion, Sex and National Origin).

           1. If the contract is in excess of Ten Thousand dollars ($10,000), the Contractor agrees to comply with the provisions of Section 202 of such Order (the "Equal Opportunity Clause"), which clause is incorporated herein by reference pursuant to the regulations promulgated under such Order (41 C.F.R. See. 601.4(d)).

           2. If the contract is in excess of Ten Thousand Dollars ($10,000), the Contractor certifies that it does not maintain or provide, nor will it maintain or provide for its employees any segregated facilities at any of its establishments, and that it does not permit nor will it permit its employees to perform their services at any location, under its control, where segregated facilities are maintained.* Contractor agrees that a breach of this certification is a violation of the Equal Opportunity Clause of Executive Order 11246. Contractor further agrees that (except where it has obtained identical certifications from proposed subcontractors for specific time periods) it will obtain identical certifications from proposed subcontractors prior to the award of subcontractors exceeding Ten Thousand Dollars ($10,000) which are not exempt from the provisions of the Equal Opportunity Clause; that it will retain such certifications in its files; and that it will forward the prescribed notice to such proposed subcontractors (except where the proposed subcontractors have submitted identical certifications for specific time periods).**


-------------------------
* As used in this certification, the "segregated facilities" means any waiting rooms, work areas, rest room and wash rooms, restaurants and other eating areas, time clocks, locker rooms and other storage or dressing areas, parking lots, drinking fountains, recreation or entertainment areas, transportation and housing facilities provided for employees which are segregated by explicit directive or are in fact segregated on the basis of race, creed, color or national origin because of habit, local custom or otherwise.

**   The form of the prescribed notice is as follows: NOTICE TO PROSPECTIVE
SUBCONTRACTORS OF REQUIREMENT FOR CERTIFICATIONS OF NONSEGREGATED FACILITIES. A Certificate of Nonsegregated facilities as required by the May 9, 1967 order on Elimination of Segregated Facilities, by the Secretary of Labor (32 Fed. Reg. 7439, May 19, 1967), must be submitted prior to the award of a subcontract exceeding $10, 000 which is not exempt from the provisions of the Equal Opportunity Clause. The certification may be submitted either for each subcontract or for all subcontracts during a period (i.e. quarterly, semiannually or annually). Note: The penalty for making false statements in offers is prescribed in 18 U.S.C. Section 1001.

                 3. If the contract is in excess of Fifty Thousand Dollars ($50,000) and the Contractor has more than 50 employees, the Contractor agrees (a) to file annually, on or before March 31 of each year, (or within thirty (30) days after the award of such contract if not filed within twelve (12) months preceding the date of the award), complete and accurate reports on Standard Form 100 (EEO-1) with the appropriate governmental agency, in accordance with the regulations issued by the Secretary of Labor (41 C.F.R. Sec. 60-1.7), and (b) to develop a written affirmative action compliance program for each of its establishments in accordance with the regulations issued by the Secretary of Labor (41 C.F.R. Sec. 60-1.40).

B.   E.O. 11701 (Section 4.02-Veterans Readjustment Act of 1974)

     If the contract is in excess of Ten Thousand Dollars ($10,000), the Contractor agrees to comply with the affirmative action clause and regulations promulgated under such Order (41 C.F.R. Sec. 60-250) which clause is incorporated herein by reference pursuant to Section 60-250.22 of such regulations.

C.   E.O. 11758 (Section 503 -Rehabilitation Act of 1973)

     If the contract is in excess of Two Thousand Five Hundred Dollars ($2,500), the Contractor agrees to comply with the affirmative action clause and the regulations promulgated under such Order (41 C.F.R. Sec. 6-741), which clause is incorporated herein by reference pursuant to Section 60-741.22 of such regulations.

D. PUBLIC LAW 95-507. SECTION 211. 15 U.S.C. SEC. 637 (Small Businesses and Small Socially and Economically Disadvantaged Businesses).

                 1. If the contract is in excess of Ten Thousand Dollars ($10,000), the Contractor agrees to use its best efforts to provide small business concerns and small business concerns owned and controlled by socially and economically disadvantaged individuals, with the maximum practicable opportunity to participate in the performance of such contract to the fullest extent consistent with the efficient performance thereof, and in accordance with the statutes and regulations promulgated thereunder which are herein incorporated by reference.

                 2. Negotiated and Sealed Bid Contracts. If the contract is in excess of Five Hundred Thousand Dollars ($500,000), the Contractor agrees to comply with the small business and small disadvantaged business subcontracting plan as set forth in the statute and any regulations promulgated thereunder, which are incorporated herein by reference.

E.   E.O. 12138 AS AMENDED BY E.O. 2608 (Women's Business Enterprises Program).

           If the contract is in excess of Ten Thousand Dollars ($10,000), the Contractor agrees to use its best efforts to provide women-owned business, with the maximum practicable opportunity to participate in the performance of such contract to the fullest extent consistent with the efficient performance thereof, in accordance with the regulations and Executive Orders promulgated thereunder and which are herein incorporated by reference.

ACCEPTED THIS 8th DAY OF OCTOBER, 1998.

RENTECH, INC.

             (signature)
---------------------------------------------
SIGNATURE OF AUTHORIZED REPRESENTATIVE

             Dennis L. Yakobson
---------------------------------------------
PRINTED NAME OF AUTHORIZED REPRESENTATIVE

              President
---------------------------------------------
TITLE OF AUTHORIZED REPRESENTATIVE

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           Texaco Natural Gas Inc.
           1111 Bagby
           Houston, TX 77002-2543

                                      EXHIBIT D

                  AGREEMENT FOR SECRECY AND ASSIGNMENT OF INVENTIONS
                                          *

     This AGREEMENT is between TEXACO NATURAL GAS INC., a Delaware corporation, having a principal place of business at 1111 Bagby, Houston, Texas 77002, hereinafter referred to as " Texaco", *

                  and RENTECH, INC., a Colorado corporation, having an office and place of business at 1331 17th Street, Suite 720, Denver, Colorado 80202. The Effective Date of this Exhibit D Agreement is defined in Section 2.7 of the License Aareement.

     WHEREAS, Texaco and Rentech, Inc. are entering into a licensing and
development agreement for gas to liquids technology owned by *          Rentech.

     *


     WHEREAS, it is important for inventions and improvements *         to be
assigned to Texaco under the overall agreement, *
(hereinafter "Technical Information"), and for certain proprietary and confidential technical data and information of Texaco and third parties relating to gas to liquids, their methods, apparatus, formulations and use thereof (hereinafter also "Technical Information") to be disclosed to *

     NOW, THEREFORE, for and in consideration of the premises and of the covenants hereinafter set forth, including the employment of * under the Contractor Agreement, the parties hereto covenant and agree as follows:

     1 .   Texaco will furnish certain of its Technical Information to *
solely for the purpose of *            using the Technical Information to
fulfill his and Rentech's duties under the Contractor Agreement.

     2.    *           agrees that he will:

           (a) use reasonable care and discretion to avoid disclosure and dissemination to any Person, including Rentech, of Technical Information he
(i) receives from Texaco, (ii) he develops during his work under the Contractor Agreement, and (iii) embodied in sole or joint * inventions and improvements which relate to the subject area of synthesis gas to liquids technology; such as incorporating and improving Rentech Technology in the Licensed Field; integrating Rentech Technology with the Texaco Gasification Process, both as defined in the License Agreement entered into concurrently between Texaco and Rentech and which incorporates Fischer-Tropsch technology with a slurry reaction bed and an iron-based catalyst; the production of hydrocarbons through the Fischer-Tropsch reaction; catalyst formulation;


*Omitted material filed separately.

manufacturing; separation; process design and control; reactor design and manufacturing; synthesis gas feedstocks; by-products; products; waste streams; recycling; and environmental treatments;

           (b) use such Technical Information solely for the above stated purpose;

           (c) make no commercial or other use of such Technical Information without first obtaining prior written approval therefor from Texaco.

     3.    *          may disclose Technical Information to Rentech if such
is specifically developed by Texaco, its Affiliates or their sublicensees * to improve Rentech Technology in the specific areas of iron catalyst formulation, iron catalyst manufacturing, and iron catalyst separation. Such disclosure to Rentech will be considered to be a disclosure to Rentech as a receiving party from Texaco as a disclosing party under Section 8 of the License Agreement between Texaco and Rentech;

     4. The foregoing restrictions of Section 2 shall not apply to any Technical Information that may be shown by written evidence:

           (a) is or becomes public information or otherwise becomes generally available to the public through no act or fault of *
Rentech;

           (b)   is, prior to disclosure by Texaco or sole or joint
development by *       hereunder, already in the possession of *
Rentech and was not received by them directly or indirectly from Texaco or its Affiliates thereof; or

           (c)   is hereafter rightly received by *               Rentech
from a third party who did not receive the same directly or indirectly from Texaco or its Affiliates.

           Specific information shall not be deemed to be within the exceptions of the preceding sentence merely because it is embraced by more general information within such exceptions, nor shall a combination of features be deemed to be within such exceptions merely because the individual features are within such exceptions.

     5.    Supplying of Technical Information *               or development
of inventions or improvements *                   within the scope of the
Section 2(a) subject matter shall not be considered to provide any license or
proprietary rights to *                Rentech, including any implied patent
license or technical information license.

     6.    The obligations of restricted use and non-disclosure will extend
for a term of *                  years from the date of disclosure to or
development by *      .

     7.    *           will make a prompt written communication to Texaco
detailing the important features of the conception of any new and useful art, machine, manufacture, composition of matter, or any new and useful improvements thereof relating to the subject matter of Section 2(a), whether
patentable or not, which *            solely or jointly conceives or develops
during the term of up to two (2) years (See Section 13) of the Exhibit C Independent Contractor Agreement and six (6) months thereafter.


*Omitted material filed separately.

     8.    *         hereby assigns his entire right, title and interest in
and to any and all of such conceptions or improvements described in Section 7 above and any applications for patents thereon, whether domestic or foreign, to Texaco, or its designee, and will, when requested by Texaco and at no
expense to *           , execute and deliver all papers deemed proper and
necessary by Texaco in connection with the preparation, assignment, filing and prosecution of applications for patent covering such conceptions and will make all rightful oaths useful to Texaco in obtaining, perfecting or
enforcing such patents. *       will at no expense to himself assist Texaco
in every lawful way to obtain and sustain patent, copyright and trade secret protections, all for the benefit of Texaco, as and when requested by Texaco.

     9. All of the covenants herein contained shall inure to the benefit of the Company, its successors, assigns or designees.

     10. THIS AGREEMENT (EXHIBIT D) SHALL BE CONSTRUED AND THE LEGAL RELATIONS BETWEEN THE PARTIES SHALL BE DETERMINED IN ACCORDANCE WITH THE SUBSTANTIVE AND PROCEDURAL LAWS OF THE STATE OF COLORADO, WITHOUT REGARD TO CONFLICT OFF LAW PROVISIONS THEREOF. THIS AGREEMENT (EXHIBIT D) SHALL ALSO BE SUBJECT TO THE BINDING ARBITRATION PROVISIONS OF AND LIMITATION OF RIGHTS FOR LEGAL ACTION SET FORTH IN SECTION 15.2 OF THE LICENSE AGREEMENT.

*Omitted material filed separately.

     11.   This Exhibit D may not be assigned by *             Rentech
without the prior written consent of Texaco.

TEXACO NATURAL GAS INC.

By:              (signature)
    --------------------------------

Name:      Graham Batcheler

Title:     Executive Vice President

Date:      October 6, 1998

RENTECH, INC.

By:                 (signature)
    --------------------------------

Name:      Dennis L. Yakobson

Title:     President

Date:      8 October 1998


*

*

*




*Omitted material filed separately.
                                         -52-